UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12

TALEO CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Taleo Corporation that will be held on Thursday, May 28, 2009 at 3:00 p.m., Pacific time, at Taleo Corporation’s principal executive offices located at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials.  Also included is a copy of our 2008 Annual Report.  We encourage you to read this information carefully.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  You may vote over the Internet, by telephone or by mailing a proxy card.  Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person.  Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of Taleo.

Very truly yours,

/s/ Michael Gregoire
Michael Gregoire
Chairman of the Board of Directors and
Chief Executive Officer

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TALEO CORPORATION
4140 Dublin Boulevard, Suite 400
Dublin, California 94568

NOTICE OF ANNUAL MEETING
FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 28, 2009 at 3:00 p.m., Pacific time.

Place:	Taleo Corporation’s offices, located at:
4140 Dublin Boulevard, Suite 400, Dublin, California 94568

Items of Business:	(1)	To elect two Class I directors for a term of three years or until their respective successors have been duly elected and qualified.

(2)	To approve the adoption of the 2009 Equity Incentive Plan and the number of shares reserved for issuance thereunder.

(3)	To transact such other business as may properly come before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 29, 2009.

Voting:
Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy card or vote on the Internet or by telephone as soon as possible.  For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters” and the instructions on the enclosed proxy card.

All stockholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors,

/s/ Michael Gregoire
Michael Gregoire
Chairman of the Board of Directors and
Chief Executive Officer

This notice of Annual Meeting, proxy statement and accompanying form of proxy card are being distributed on or about May 6, 2009.

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TALEO CORPORATION
4140 Dublin Boulevard, Suite 400
Dublin, California 94568

PROXY STATEMENT
FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:
The Board of Directors of Taleo Corporation is providing these proxy materials to you in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2009 at 3:00 p.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.  The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being distributed to you on or about May 6, 2009.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at Taleo’s offices, located at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568. The telephone number at that location is 925-452-3000.

Q:	Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 29, 2009.  You should bring photo identification for entrance to the Annual Meeting.  The meeting will begin promptly at 3:00 p.m., Pacific time.  Stockholders may request directions to Taleo’s offices in order to attend the Annual Meeting by calling 925-452-3000.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of record – If your shares are registered directly in your name with Taleo’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”  These proxy materials have been sent directly to you by Taleo.

Beneficial owners – Many Taleo stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name.  If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.”  The proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares.  For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee.  Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:
Holders of record of Taleo’s Class A common stock, par value $0.00001 per share (the “Common Stock”), at the close of business on April 29, 2009 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting.  Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date.

As of the Record Date, there were 31,136,371 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.  No shares of Taleo’s preferred stock were outstanding.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail – Stockholders of record of Taleo common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes.  Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.  Taleo stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet – Stockholders of record of Taleo common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:00 p.m., Eastern time, on May 27, 2009.  Most Taleo stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees.  Please check the voting instructions for Internet voting availability.

By telephone – Stockholders of record of Taleo common stock who live in the United States, Puerto Rico or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 11:00 p.m., Eastern time, on May 27, 2009.  Most Taleo stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees.  Please check the voting instructions for telephone voting availability.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote on:

(1)	The election of two Class I directors for a term of three years or until their respective successors have been duly elected and qualified; and

(2)	The approval of the 2009 Equity Incentive Plan and the number of shares reserved for issuance thereunder.

Q:	What is the voting requirement to approve each of the proposals?

A:
Proposal One – A plurality of the votes cast is required for the election of directors.  You may vote “FOR” or “WITHHOLD” on each of the two nominees for election as director.  The two nominees for director receiving the highest number of affirmative votes will be elected as directors of Taleo to serve for a term of three years or until their respective successors have been duly elected and qualified.  Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two– The affirmative vote of a majority of votes cast is required to approve the 2009 Equity Incentive Plan and the number of shares reserved for issuance thereunder.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.  Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal.  However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the two nominees for election as director listed in Proposal One;

•	“FOR” the approval of the 2009 Equity Incentive Plan and the number of shares reserved for issuance thereunder.

Q:	If I sign a proxy, how will it be voted?

A:
All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.  If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Q:	What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.  Taleo does not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with Taleo’s Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).  A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by Taleo’s Secretary prior to the taking of the vote at the Annual Meeting.  Such written notice of revocation or subsequent proxy card should be hand delivered to Taleo’s Secretary or should be sent so as to be delivered to Taleo’s principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Taleo will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials.  Taleo may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.  Directors, officers and employees of Taleo may also solicit proxies in person or by other means of communication.  Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.  Taleo may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be significant.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in Taleo’s proxy materials — Stockholders may present proper proposals for inclusion in Taleo’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Taleo’s Secretary in a timely manner.  In order to be included in the proxy statement for the 2010 annual meeting of stockholders, stockholder proposals must be received by Taleo’s Secretary no later than January 6, 2010, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, Taleo’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders.  In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to Taleo’s Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Taleo’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of Taleo no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which Taleo first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders.  As a result, the Notice Deadline for the 2010 annual meeting of stockholders is January 6, 2010.

If a stockholder who has notified Taleo of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Taleo need not present the proposal for vote at such meeting.

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Taleo.  All notices of proposals by stockholders, whether or not included in Taleo’s proxy materials, should be sent to Taleo’s principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	What should I do if I receive more than one set of proxy materials?

A:
You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each Taleo proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	How may I obtain a separate set of proxy materials or the 2008 Annual Report?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of the proxy materials and 2008 Annual Report.

Stockholders who do not receive a separate copy of the proxy materials and 2008 Annual Report may request to receive a separate copy of the proxy materials and 2008 Annual Report by calling (925) 452-3000 or by writing to Investor Relations at Taleo’s principal executive offices.  Alternatively, stockholders who share an address and receive multiple copies of our proxy materials and 2008 Annual Report can request to receive a single copy by following the instructions above.

Q:	What is the mailing address for Taleo’s principal executive offices?

A:	Taleo’s principal executive offices are located at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568. The telephone number at that location is (925) 452-3000.

Any written requests for additional information, additional copies of the proxy materials and 2008 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to this address.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2009.

The proxy statement and annual report to stockholders is available at http://ir.taleo.com/.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Taleo’s Board of Directors is currently comprised of nine members who are divided into three classes with staggered three-year terms.  A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees

Two Class I directors have been nominated for election at the Annual Meeting for a three-year term expiring in 2012.  Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Gary Bloom and Greg Santora for election as Class I directors. In February 2007, Gary Bloom was appointed to the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee.  Mr. Bloom was recommended to the Corporate Governance and Nominating Committee by Heidrick & Struggles International, Inc., an independent third-party search firm.  After conducting its evaluation, including interviews with Mr. Bloom, the Corporate Governance and Nominating Committee recommended his appointment to the Board of Directors. In December 2006, Greg Santora was appointed to the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee.  Mr. Santora was recommended to the Corporate Governance and Nominating Committee by Heidrick & Struggles International, Inc. After conducting its evaluation, including interviews with Mr. Santora, the Corporate Governance and Nominating Committee recommended his appointment to the Board of Directors.  The term of office of each person elected as director will continue until such director’s term expires in 2012, or until such director’s successor has been duly elected and qualified.  Howard Gwin, a current member of the Board of Directors, is not standing for re-election and his term will end at the Annual Meeting. The Board of Directors intends to reduce the size of the board to eight directors following the Annual Meeting.

Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the re-election of Messrs. Bloom and Santora.  Taleo expects that Messrs. Bloom and Santora will accept such nominations; however, in the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

The Board of Directors Recommends a Vote “For” the Nominees Listed Above.

Information Regarding the Nominees and Other Directors

In August 2008, Jeffrey Stiefler was appointed to the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee. Mr. Stiefler was recommended to the Corporate Governance and Nominating Committee by Heidrick & Struggles International, Inc. After conducting its evaluation, including interviews with Mr. Stiefler, the Corporate Governance and Nominating Committee recommended his appointment to the Board of Directors.

Nominees for Class I Directors for a Term Expiring in 2012

Name	Age	Principal Occupation and Business Experience
Gary Bloom	48
Consultant, TPG.   Mr. Bloom has served as a director since February 2007. Mr. Bloom is currently a consultant of TPG, a global private investment firm. Prior to being a consultant, Mr. Bloom was the vice chairman and president of Symantec Corporation from July 2005 to March 2006. Mr. Bloom joined Symantec as a result of Symantec’s merger with VERITAS Software Corporation, where he served as president and chief executive officer from November 2000 to January 2002, and chairman, president and chief executive officer from January 2002 to July 2005. Mr. Bloom joined Veritas after a 14-year career with Oracle Corporation, an enterprise software company, where he served as Executive Vice President responsible for server development, platform technologies, marketing, education, customer support and corporate development from May 1999 to November 2000, as Executive Vice President of the systems product division from March 1998 to May 1999, as Senior Vice President of the systems products division from November 1997 to March 1998, as Senior Vice President of the worldwide alliances and technologies division from May 1997 to October 1997, as Senior Vice President of the product and platform technologies division from May 1996 to May 1997, and as Vice President of the mainframe and integration technology division and Vice President of the massively parallel computing division from 1992 to May 1996. Mr. Bloom also serves on the board of directors of BMC Software, Inc..  Mr. Bloom holds a bachelor’s degree in computer science from California Polytechnic State University San Luis Obispo.

Greg Santora	58
Former Chief Financial Officer of Shopping.com.  Mr. Santora has served as a director since December 2006. Mr. Santora is an independent management consultant, advising clients in the technology industry. Prior to being an independent management consultant, Mr. Santora served as chief financial officer of Shopping.com, a provider of internet-based comparison shopping resources, from December 2003 to September 2005. From 1997 through 2002, he served as senior vice president and chief financial officer of Intuit, Inc., a provider of small business and personal finance software. Prior to Intuit, Mr. Santora spent nearly 13 years at Apple Computer in various senior financial positions including Senior Finance Director of Apple Americas and Senior Director of Internal Consulting and Audit. Mr. Santora, who began his accounting career with Arthur Andersen LLP, has been a CPA since 1974. He has served on the board of directors of Align Technology, Inc. since July 2003. Mr. Santora holds a bachelor’s degree in accounting from the University of Illinois and a master’s degree in business administration from San Jose State University.

Incumbent Class II Directors Whose Term Expires in 2010

Name	Age	Principal Occupation and Business Experience
Michael Gregoire	43
Chairman of the Board of Directors and Chief Executive Officer, Taleo Corporation.  Mr. Gregoire has served as Taleo’s president and chief executive officer since March 2005, as a director since April 2005, and as chairman of the board since May 2008. Prior to joining Taleo, Mr. Gregoire worked at PeopleSoft, an enterprise software company, from May 2000 to January 2005, most recently as executive vice president, global services. Prior to PeopleSoft, Mr. Gregoire served as managing director for the Global Financial Markets at Electronic Data Systems, Inc, a technology services provider, from 1996 to April 2000, and in various other roles from 1988 to 1996. Mr. Gregoire also serves on the board of directors of ShoreTel.  Mr. Gregoire holds a master’s degree from California Coast University and a bachelor’s degree in physics and computing from Wilfred Laurier University in Ontario, Canada.

Eric Herr	61
Former President and Chief Operating Officer of Autodesk, Inc. Mr. Herr has served as a director since March 2004, and served as chairman of the board from March 2007 until May 2008, when he was appointed lead independent director. Mr. Herr served as an executive-in-residence at the Whittemore School of Business at the University of New Hampshire from September 1999 to May 2006. Mr. Herr previously served as president and chief operating officer of Autodesk, Inc., a design software and digital content company, from September 1996 to September 1999. Mr. Herr also served as Autodesk’s chief financial officer from May 1992 until September 1996. Mr. Herr holds a bachelor’s degree in economics from Kenyon College and a master’s degree in economics from Indiana University. Mr. Herr has served as a board member and chairman of the audit committee of WNS (Holdings) Ltd. since July 2007. Mr. Herr is currently vice chairman of the Judicial Council for the State of New Hampshire.

Michael Tierney	56
Director, OAO Kubanbank   Mr. Tierney has served as a director since February 2001. Since 2008, Mr. Tierney has been a director and principal shareholder of Kubanbank, a full-service bank operating in Russia. Mr. Tierney is also a co-founder and officer of Dramatic Health, Inc., a New York based company engaged since 2005 in the production and distribution of medical education videos. From 2001 through 2007, Mr. Tierney was the chief executive officer of Seneca Investments, LLC, which owned various investments in digital marketing and communications companies. Prior to joining Seneca, Mr. Tierney was a senior executive with Omnicom Group, Inc., a holding company of advertising, marketing and communications firms.  From 1983 to 1992, and from 1995 to 2000, when he joined Omnicom, Mr. Tierney was an investment banker with Lehman Brothers, Stamford Company and Ecoban Finance Ltd., focusing on international transactions. From 1992 to 1995, he was President of Alusit Ltd., an international specialty packaging company subsequently acquired by Japan Tobacco, part of the Japanese Ministry of Finance. From 1979 to 1983, Mr. Tierney practiced law in New York and Hong Kong with Coudert Brothers, and as General Counsel, Asia, for American Express Bank.  Mr. Tierney holds a bachelor’s degree in English from the University of Maryland and a law degree from the University of Chicago.  Commencing this October, he will become a member of the Visiting Committee of the Law School of the University of Chicago.

Incumbent Class III Directors Whose Term Expires in 2011

Name	Age	Principal Occupation and Business Experience
Patrick Gross	64
Chairman, The Lovell Group.  Mr. Gross has served as a director since August 2006. Mr. Gross is chairman of The Lovell Group, a private business and technology advisory and investment firm, which he founded in October 2002. Mr. Gross is a founder of, and served in a variety of positions from 1970 to 2002 at American Management Systems, Inc., an information technology consulting, software development, and systems integration firm. Mr. Gross serves on the boards of directors of Capital One Financial Corporation, Career Education Corporation, Liquidity Services, Inc., Rosetta Stone Ltd., and Waste Management, Inc. Mr. Gross also serves on the boards of directors of various private companies. Mr. Gross holds a bachelor’s degree in engineering science from Rensselaer Polytechnic Institute, a master’s degree in engineering from the University of Michigan and a master’s degree in business administration from Stanford University.

Jeffrey Schwartz	44
Managing Director, Bain Capital Venture Partners, LLC.  Mr. Schwartz has served as a director since January 2001. Mr. Schwartz is a managing director of Bain Capital Venture Partners, LLC, a private investment firm. Prior to joining Bain Capital Venture Partners in March 2000, Mr. Schwartz was a vice president of Wellington Management Company, LLP, an investment management firm, from January 1999 to February 2000, and a vice president with Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, from August 1994 to January 1999. Mr. Schwartz serves on the boards of directors of various private companies.  Mr. Schwartz holds a bachelor’s degree in economics from Dartmouth College and a master’s degree in business administration from Harvard University.

Jeffrey Stiefler	62
Venture Partner of Emergence Capital Partners.  Mr. Stiefler has served as a director since August 2008.   He is a venture partner for Emergence Capital Partners, a venture capital firm serving early and growth stage companies.  Prior to that, Mr. Stiefler was the chairman, chief executive officer, and president of Digital Insight from August 2003 until the company’s sale to Intuit in February 2007. From February 1996 until September 2003, Mr.  Stiefler served as an advisor to private equity firms McCown DeLeeuw and Company and North Castle Partners. From February 1983 until September 1995, Mr.  Stiefler was with American Express Company, serving as president and a director of American Express from 1993 to 1995 and president and CEO of IDS Financial Services Corporation, a subsidiary of American Express from 1991 to 1993. Prior to American Express, he held a variety of leadership positions with Citicorp and Boise Cascade Corporation.  Mr. Stiefler serves on the boards of directors of VeriFone Holdings, Inc. and various private companies.   Mr. Stiefler holds a bachelor’s degree in arts from Williams College and a master’s degree in business  administration from Harvard Business School.

There are no family relationships among any of our directors or executive officers.

PROPOSAL TWO

APPROVAL OF 2009 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve a new 2009 Equity Incentive Plan (the “Incentive Plan”).  The Board has approved the Incentive Plan, subject to approval by the stockholders at the Annual Meeting.  If the stockholders approve the Incentive Plan, it will replace Taleo’s 1999 Stock Plan, 2004 Stock Plan and 2005 Stock Plan (the “Previous Plans”) and no further awards will be made under any of the Previous Plans.  The Previous Plans, however, will continue to govern awards previously granted under such plans.  If the stockholders do not approve the Incentive Plan, the Previous Plans will remain in effect through the remainder of their respective terms.

We believe that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value.  We believe that equity compensation plans, such as the Incentive Plan, increase our ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps Taleo to recruit, reward, motivate and retain talented personnel.  We believe strongly that the approval of the Incentive Plan is essential to our continued success.  In particular, we believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to Taleo’s ability to attract and retain outstanding and highly-skilled individuals in the extremely competitive labor markets in which we compete.  Such awards also are crucial to Taleo’s ability to motivate employees to achieve its goals.

The Board of Directors Unanimously Recommends a Vote “FOR” the Adoption of the 2009 Equity Incentive Plan and the Number of Shares Reserved for Issuance Thereunder.

Description of the 2009 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan and its operation.  The summary is qualified in its entirety by reference to the copy of the Incentive Plan set forth in Appendix A.

General

The Incentive Plan provides for the grant of the following types of incentive awards:

•	stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance shares and performance units; and

•	other stock or cash awards.

Each of these is referred to individually as an “Award.”   Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to Taleo and its affiliates.  As of March 31, 2009, approximately 926 employees, directors and consultants would be eligible to participate in the Incentive Plan.

Number of Shares of Class A Common Stock Available Under the Incentive Plan

The Board has reserved 5,200,000 shares of the Company’s Class A common stock for issuance under the Incentive Plan, plus any shares subject to stock options or other awards granted under the Previous Plans that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the Previous Plans that are forfeited to or repurchased by Taleo (up to a maximum of 3,583,643 additional shares).  The shares may be authorized, but unissued, or reacquired Class A common stock.  As of March 31, 2009, no Awards have been granted under the Incentive Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by Taleo, the unpurchased Shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has terminated).  If a stock appreciation right is settled in shares, the gross number of shares exercised will cease to be available under the Incentive Plan.  Shares that have actually been issued under the Incentive Plan under any Award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan.

If unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by Taleo or are forfeited to Taleo, such shares will become available for future grant under the Incentive Plan.  Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Incentive Plan.  Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Incentive Plan.  Shares actually issued pursuant to Awards transferred under any Award transfer program will not be again available for grant under the Plan.

Shares subject to Awards that are granted with an exercise price less than the fair market value on the date of grant (called “full value Awards”, a category which generally will include awards other than stock options and stock appreciation rights) count against the share reserve as 1.44 shares for every one share subject to such an Award.  To the extent that a share that was subject to a full value Award that counted as 1.44 shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with 1.44 shares that will thereafter be available for issuance under the Incentive Plan.

If Taleo declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of Taleo, or other change in the corporate structure of Taleo affecting Taleo’s Class A common stock, the Administrator will adjust the number and class of shares that may be delivered under the Incentive Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the Incentive Plan

The Board, or a committee of directors (referred to herein as the “Administrator”), will administer the Incentive Plan.  Different committees may administer the Incentive Plan with respect to different groups of service providers.  To make grants to certain of the Company’s officers, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such that Taleo can receive a federal tax deduction for certain compensation paid under the Incentive Plan.

Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards.  Notwithstanding the foregoing, the number of shares subject to Awards for which the Administrator may accelerate the vesting, other than in connection with a change in control (including upon the occurrence of an additional or subsequent event, such as the termination of employment), or upon or in connection with a participant’s termination of service due to death, disability or retirement, is limited to 10% of the aggregate number of shares subject to the Incentive Plan (the “10% Limit”).  Further, although full value Awards granted under the Plan to employees and non-employee directors are subject to certain minimum vesting provisions (described further below), the Administrator may grant Awards resulting in the issuance of shares up to the 10% Limit to one or more employees or non-employee directors without respect to these minimum vesting provisions (this exception is referred to as the “Vesting Exception”).  Full value Awards granted to non-employee directors in lieu of cash compensation otherwise payable to them or made pursuant to a formula approved by the Board do not count toward the 10% Limit and are not subject to any minimum vesting requirements. The 10% Limit is considered one aggregate limit that applies to the acceleration of vesting of Awards and the granting of full value Awards to employees without respect to minimum vesting requirements.  The Administrator may not, without the approval of Taleo’s stockholders, modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price.  Further, the Administrator may not, without the approval of Taleo’s stockholders, institute an exchange program under which outstanding Awards are surrendered or cancelled for another award and/or cash, and/or under which the exercise price of an outstanding Award is reduced.

Options

The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan.  The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 400,000 shares in any fiscal year, except in connection with his or her initial service as an employee with Taleo, in which case he or she may be granted an option to purchase up to an additional 400,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of Taleo’s Class A common stock on the date of grant.  In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of Taleo’s outstanding stock must be at least 110% of the fair market value of the Class A common stock on the grant date.

The term of an option may not exceed seven years, except that, with respect to any participant who owns 10% of the voting power of all classes of Taleo’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with Taleo, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement.  If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.  In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Class A common stock between the exercise date and the date of grant.  Taleo can pay the appreciation in either cash or shares of Class A common stock or a combination of both.  Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator.  The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.  The term of a stock appreciation right may not exceed seven years.  No participant will be granted stock appreciation rights covering more than 400,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 400,000 shares in connection with his or her initial service as an employee with Taleo.

After termination of service with Taleo, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement.  If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.  In no event may a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are issuances of shares or rights to acquire or purchase shares of Taleo’s Class A common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion.  For example, the Administrator may set restrictions based on the passage of time or the achievement of specific performance goals.  After the grant of restricted stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator.  Restricted stock granted to employees that vest solely based on continuing as a service provider, however, will vest in full no earlier than the three year anniversary of the grant date (or, if applicable for grants made in connection with the hiring of an employee, the three year anniversary of the date an employee begins his or her employment with Taleo or its parent or subsidiary), except as permitted by the Vesting Exception. Further, if vesting of a restricted stock Award granted to an employee is based in part or in full on performance-based criteria, the Award will vest in full no earlier than the one year anniversary of the grant date, except as permitted by the Vesting Exception.  Restricted stock granted to non-employee directors are subject to the same minimum vesting requirements, except that restricted stock granted to non-employee directors in lieu of cash compensation otherwise payable to them or made pursuant to a formula approved by the Board do not count toward the 10% Limit of the Vesting Exception and are not subject to any minimum vesting requirements. Notwithstanding the foregoing, the Administrator, in its sole discretion but subject to the 10% Limit, may provide (at the time of or following the date of grant) accelerated vesting for an Award of restricted stock upon or in connection with a change in control or upon or in connection with a participant’s termination of service for any reason, including but not limited to, termination due to death, disability or retirement.

The Award agreement will generally grant Taleo a right to repurchase or reacquire the shares upon the termination of the participant’s service with Taleo for any reason (including death or disability).  The Administrator will determine the number of shares granted pursuant to an Award of restricted stock.  With respect to restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no participant will be granted a right to purchase or acquire more than 400,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 400,000 shares of restricted stock in connection with his or her initial employment with Taleo.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement.  After the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator.  Restricted stock units granted to employees that vest solely based on continuing as a service provider, however, will vest in full no earlier than the three year anniversary of the grant date (or, if applicable for grants made in connection with the hiring of an Employee, the three year anniversary of the date an employee begins his or her employment with Taleo or its parent or subsidiary), except as permitted by the Vesting Exception. Further, if vesting of a restricted stock unit Award granted to an employee is based in part or in full on performance-based criteria, the Award will vest in full no earlier than the one year anniversary of the grant date, except as permitted by the Vesting Exception.  Restricted stock units granted to non-employee directors are subject to the same minimum vesting requirements, except that restricted stock units granted to non-employee directors in lieu of cash compensation otherwise payable to them or made pursuant to a formula approved by the Board do not count toward the 10% Limit of the Vesting Exception and are not subject to any minimum vesting requirements. Notwithstanding the foregoing, the Administrator, in its sole discretion but subject to the 10% Limit, may provide (at the time of or following the date of grant) accelerated vesting for an Award of restricted stock units upon or in connection with a change in control or upon or in connection with a participant’s termination of service for any reason, including but not limited to, termination due to death, disability or retirement.

The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof.  Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan.  On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to Taleo.  The Administrator determines the number of restricted stock units granted to any participant.  With respect to restricted stock units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no participant may be granted more than 400,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 400,000 restricted stock units in connection with his or her initial employment with Taleo.

Performance Units and Performance Shares

The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest.  The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.  After the grant of performance units or performance shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator.  Performance units or performance shares granted to employees that vest solely based on continuing as a service provider will vest in full no earlier than the three year anniversary of the grant date (or, if applicable for grants made in connection with the hiring of an Employee, the three year anniversary of the date an employee begins his or her employment with Taleo or any parent or subsidiary), except as permitted by the Vesting Exception. Further, if vesting of performance units or performance shares granted to an employee is based in part or in full on performance-based criteria, the performance units or performance shares subject to such Award will vest in full no earlier than the one year anniversary of the grant date, except as permitted by the Vesting Exception.  Performance units and performance shares granted to non-employee directors are subject to the same minimum vesting requirements, except that performance units and performance shares granted to non-employee directors in lieu of cash compensation otherwise payable to them or made pursuant to a formula approved by the Board do not count toward the 10% limit of the Vesting Exception and are not subject to any minimum vesting requirements. Notwithstanding the foregoing, the Administrator, in its sole discretion but subject to the Acceleration Limit, may provide (at the time of or following the date of grant) accelerated vesting for an Award of performance units or performance shares upon or in connection with a change in control or upon or in connection with a participant’s termination of service for any reason, including but not limited to, termination due to death, disability or retirement.

The Administrator determines the number of performance units and performance shares granted to any participant.  With respect to performance units and performance shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code, during any fiscal year, no participant will receive more than 400,000 performance shares, and no participant will receive performance units having an initial value greater than $4,000,000, except that a participant may be granted performance shares covering up to an additional 400,000 shares and performance units having an initial value up to an additional $1,000,000 in connection with his or her initial employment with Taleo.  Performance units will have an initial dollar value established by the Administrator on or before the date of grant.  Performance shares will have an initial value equal to the fair market value of a share of Taleo’s Class A common stock on the grant date.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including:

•	bookings;	•	net income after tax;	•	return on investment;

•	cash position;	•	net income before tax;	•	return on sales;

•	consulting utilization rates;	•	operating cash flow;	•	revenue;

•	customer renewals;	•	operating expenses;	•	revenue conversion from an acquired company, business unit or division;

•	customer retention rates from an acquired company, business unit or division;	•	operating income;	•	revenue per employee;

•	customer satisfaction;	•	operating margin;	•	sales results;

•	earnings per share;	•	product defect measures;	•	stock price;

•	gross margin;	•	product release timelines;	•	technical system performance measures (e.g. system availability);

•	internal rate of return;	•	return on assets;	•	technical support incident measures; and

•	market share;	•	return on capital;	•	total stockholder return.

•	net income;	•	return on equity;

Any criteria used may be (i) measured in absolute terms, (ii) measured in terms of growth, (iii) compared to another company or companies, (iv) measured against the market as a whole and/or according to applicable market indices, (v) measured against the performance of Taleo as a whole or a segment of Taleo and/or (vi) measured on a pre-tax or post-tax basis (if applicable). Further, any performance goals may be used to measure the performance of Taleo as a whole or a business unit or other segment of Taleo, or one or more product lines or specific markets and may be measured relative to a peer group or index.  The performance goals may differ from participant to participant and from Award to Award.  Prior to the determination date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any performance goal with respect to any participant.  In all other respects, performance goals will be calculated in accordance with Taleo’s financial statements, generally accepted accounting principles or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a performance goal in the relevant performance period.

In determining the amounts earned by a participant pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator will have the right to (i) reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period, (ii) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a participant’s death or disability or upon a change in control or in the event of a termination of employment following a change in control prior to the end of the performance period, and (iii) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a participant’s death or disability prior to a change of control and prior to the end of the performance period, to the extent an actual Award would have otherwise been achieved had the participant remained employed through the end of the performance period.  A participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that if the Administrator makes an Award transferable, such Award may only be transferred without compensation.  The Administrator will not be able to determine and implement the terms and conditions of any award transfer program without stockholder approval.

Change of Control

In the event of a merger or change of control of Taleo, each outstanding Award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that:

•	awards will be assumed or equivalent Awards substituted by the successor corporation or a parent or subsidiary of the successor corporation;

•	upon written notice to a participant, the participant’s Awards will terminate immediately prior to the consummation of such merger or change in control;

•
outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or change in control, and, to the extent the Administrator determines, terminate upon the effectiveness of such merger or change in control;

•
(i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the participant’s rights, then such Award may be terminated by Taleo without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or

•	any combination of the foregoing. The Administrator will not be required to treat all Awards similarly in the transaction.

Notwithstanding the foregoing, in the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If a payment under an Award agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award agreement or other agreement related to the Award does not comply with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

Amendment and Termination of the Incentive Plan

The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws.  No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and Taleo.  The Incentive Plan will terminate in 2019, unless the Board terminates it earlier.

Information Regarding Shares Outstanding and Awards Outstanding under Taleo’s Equity Compensation Plans

As of March 31, 2009, we had a total of 31,151,102 shares of Class A common stock outstanding.  Also as of March 31, 2009, a total of 1,374,289 shares of Class A common stock were available for future grant under our equity compensation plans (not including the 5,200,000 shares being requested under this proposal for use under the Incentive Plan, and not including shares reserved for issuance under our Employee Stock Purchase Plan).  As previously noted, if the stockholders approve the Incentive Plan, no further awards will be made under Taleo’s 1999 Stock Plan, 2004 Stock Plan or 2005 Stock Plan.  As of the same date, under our equity compensation plans, a total of 3,148,337 options were outstanding, with a weighted average exercise price of $14.74 per share and a weighted average remaining term of 7.09 years.  As of the same date, a total of 435,306 restricted stock units/awards were outstanding under our equity compensation plans.

Number of Awards Granted to Employees, Consultants and Directors

The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth (i) the aggregate number of shares of Class A common stock subject to options granted under the Previous Plans during the period from January 1, 2008 to December 31, 2008, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to restricted stock awards or restricted stock units granted under the Previous Plans during the period from January 1, 2008 to December 31, 2008, and (iv) the dollar value of such shares based on $7.83 per share.

Name of Individual or Group	Number of Shares Subject to Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares of Restricted Stock or Restricted Stock Units (#)	Dollar Value of Shares of Restricted Stock or Restricted Stock Units ($)
Michael Gregoire	—	—	100,000	783,000
Chairman of the Board of Directors and Chief Executive Officer

Katy Murray	—	—	30,000	234,900
Executive Vice President and Chief Financial Officer

Guy Gauvin	—	—	20,000	156,600
Executive Vice President, Global Services

Neil Hudspith	—	—	45,000	352,350
Executive Vice President, Worldwide Field Operations

Jeffrey Carr (1)	—	—	10,000	73,300
Former Executive Vice President, Global Alliances and America Sales

Name of Individual or Group	Number of Shares Subject to Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares of Restricted Stock or Restricted Stock Units (#)	Dollar Value of Shares of Restricted Stock or Restricted Stock Units ($)
All current executive officers, as a group	—	—	195,000	1,526,850

All current directors who are not executive officers, as a group	35,000	24.82	67,194	526,129

All employees who are not executive officers, as a group	509,507	17.53	197,400	1,545,642
____________________
(1)	Mr. Carr resigned in May 2008.

U.S. Federal Tax Aspects

The following paragraphs are a summary of the general U.S. federal income tax consequences to U.S. taxpayers and Taleo of Awards granted under the Incentive Plan.  Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any taxable income recognized in connection with an option exercise by an employee of Taleo is subject to tax withholding by Taleo.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to the taxation that applies to nonstatutory stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted.  Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.  However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Taleo

Taleo generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to Taleo’s chief executive officer and to each of its four most highly compensated executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, Taleo can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and, for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid.  The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Taleo to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.  Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A.  If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties.  Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements.  Taleo will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PRINCIPAL ACCOUNTING FEES AND SERVICES

General

Deloitte & Touche LLP has audited Taleo’s financial statements since 1999.  The Audit Committee of the Board of Directors is currently evaluating the selection of an independent registered public accounting firm to audit the financial statements of Taleo for the fiscal year ending December 31, 2009.  Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The following table presents fees billed for professional audit services and other services rendered to Taleo by Deloitte & Touche LLP for the years ended December 31, 2007 and December 31, 2008.

	2008 (1)	2007 (2)
Audit Fees (3)	$2,970,475	$2,034,430
Audit-Related Fees (4)	$417,520	—
Tax Fees (5)	$95,141	$138,053
All Other Fees	—	—
Total	$3,483,136	$2,172,483
_____________________
(1)	Amounts paid in Canadian dollars were converted to U.S. dollars using the average conversion rate of 0.8183 Canadian dollars per U.S. dollar on December 31, 2008.
(2)	Amounts paid in Canadian dollars were converted to U.S. dollars using the average conversion rate of 1.0194 Canadian dollars per U.S. dollar on December 31, 2007.
(3)
Audit fees consist of fees billed for professional services rendered for the audit of Taleo’s annual financial statements included in Taleo’s Annual Reports on Form 10-K and for the review of the financial statements included in Taleo’s Quarterly Reports on Form 10-Q, as well as services that generally only Taleo’s independent registered public accounting firm can reasonably provide.  Audit fees also include the audit of Taleo’s internal control over financial reporting and management’s assessment of the effectiveness of Taleo’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(4)	Audit-related fees for 2008 consist of fees billed in connection with the acquisition of Vurv Technology, Inc.
(5)	Tax fees consist principally of services related to our Canadian tax audit, tax compliance, and reporting and tax consulting.

Pre-Approval of Audit and Non-Audit Services

Taleo’s Audit Committee has adopted a policy for pre-approving the services and associated fees of Taleo’s independent registered public accounting firm.  Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Taleo by its independent registered public accounting firm, with certain exceptions described in the policy.

All Deloitte & Touche LLP services and fees in 2007 and 2008 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Taleo has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The Code of Business Conduct and Ethics is available on Taleo’s website at www.taleo.com under “About Taleo – Investor Relations – Corporate Governance.”  Taleo will also post on this section of its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, which are required to be disclosed by the rules of the Securities and Exchange Commission (“SEC”) or The NASDAQ Stock Market LLC (“Nasdaq”).

Independence of the Board of Directors

The Board of Directors has determined that, with the exception of Michael Gregoire, all of its members are “independent directors” as that term is defined in the Nasdaq listing standards.

Board Meetings and Committees

During 2008, the Board of Directors held a total of ten meetings (including regularly scheduled and special meetings) and also took certain actions by written consent.  Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during the past fiscal year.  Taleo’s Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Transaction Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Howard Gwin, Greg Santora and Michael Tierney, each of whom is “independent” as such term is defined for audit committee members by the Nasdaq listing standards.  Mr. Santora is the chairman of the Audit Committee.  The Board of Directors has determined that Mr. Santora is an “audit committee financial expert” as defined under the rules of the SEC.  The Audit Committee met nine times during 2008.

The Audit Committee is responsible for:

•	Overseeing the accounting and financial reporting processes and audits of our financial statements;

•
Overseeing and monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (iii) our independent auditor’s qualifications, independence and performance, and (iv) our internal accounting and financial controls; and

•	Providing to the board additional information and materials as it deems necessary to make the board aware of significant financial matters that require the attention of the board.

The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Taleo’s website at www.taleo.com under “About Taleo – Investor Relations – Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 47.

Compensation Committee

The Compensation Committee currently consists of Gary Bloom, Patrick Gross, Howard Gwin and Jeffrey Schwartz, each of whom is “independent” as such term is defined by the Nasdaq listing standards.  Mr. Bloom is the chairman of the Compensation Committee.  The Compensation Committee met ten times during 2008.

The Compensation Committee is responsible for:

•	Overseeing our compensation policies, plans and benefit programs and making recommendations to the board with respect to improvements or changes to the plans and other plans proposed for adoption;

•
Reviewing and approving for our chief executive officer and other executive officers: (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change of control agreements/provisions, (v) signing bonuses or payment of relocation costs, and (vi) any other benefits, compensation or arrangements;

•	Approving and evaluating the compensation plans, policies and programs for executive officers; and

•	Acting as administrator of our equity compensation plans.

The Compensation Committee has delegated to the Non-executive Stock Option Committee, consisting of Taleo’s chief executive officer, the authority to grant stock options within certain guidelines to employees other than Taleo’s executive officers.  See “Executive Compensation – Compensation Discussion and Analysis” and “Executive Compensation – Compensation of Directors” below for a description of Taleo’s processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on Taleo’s website at www.taleo.com under “About Taleo – Investor Relations – Corporate Governance.”

The Compensation Committee Report is included in this proxy statement on page 34.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Gary Bloom, Patrick Gross, Jeffrey Stiefler and Michael Tierney, each of whom is “independent” as such term is defined by the Nasdaq listing standards.  Mr. Gross is the chairman of the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee met four times during 2008.

The Corporate Governance and Nominating Committee is responsible for:

•	Reviewing and making recommendations to the board regarding matters concerning corporate governance;

•	Reviewing the composition and performance of the board and making recommendations to the board regarding director nominees and director compensation;

•	Reviewing and making recommendations to the board regarding committees and their composition; and

•	Reviewing conflicts of interest of members of the board of directors and officers.

The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by the stockholders of Taleo; for more information, see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on Taleo’s website at www.taleo.com under “About Taleo – Investor Relations – Corporate Governance.”

Lead Independent Director

Mr. Herr was appointed Lead Independent Director in May 2008 when Mr. Gregoire, Taleo’s Chief Executive Officer, was appointed Chairman of the Board of Directors. As Lead Independent Director, among other things, Mr. Herr schedules and chairs meetings of the independent directors, communicates with the Chairman and Chief Executive Officer and raises issues with management on behalf of the independent directors when appropriate. In addition, the independent directors hold a closed session at regularly scheduled Board meetings.

Compensation Committee Interlocks and Insider Participation

Mr. Bloom, Mr. Gross, Mr. Gwin and Mr. Schwartz served as members of the Compensation Committee during fiscal 2008.  No interlocking relationship exists between any member of Taleo’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee is or was formerly an officer or an employee of Taleo.

Attendance at Annual Stockholder Meetings by the Board of Directors

Taleo encourages members of the Board of Directors to attend the annual meeting of stockholders, but does not have a policy requiring attendance.  At the time of our 2008 annual meeting of stockholders, we had eight directors.  All eight directors attended Taleo’s 2008 annual meeting of stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership on the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders.  Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Taleo’s Corporate Secretary at Taleo’s principal executive offices and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Taleo within the last three years and evidence of the recommending person’s ownership of Taleo stock.  Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Corporate Governance and Nominating Committee’s general criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board of Directors for selection, as director nominees, are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors.

•
The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for reelection at the annual meeting of stockholders.

•
In its evaluation of director candidates, including the members of the Board of Directors eligible for reelection, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (i) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (ii) such issues as character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (iii) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

•
While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the software industry and Taleo’s business in particular, (iv) have qualifications that will increase the overall effectiveness of the Board of Directors, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•
With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

•
In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•
The Corporate Governance and Nominating Committee will apply these same principles when evaluating candidates to the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•
After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

Contacting the Board of Directors

Any stockholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to the Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee at Taleo’s principal executive offices.  Communications received will be distributed to the Chairman of the Board or the other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an explanation and analysis of the material elements of the compensation provided to our named executive officers.

Throughout this section, the individuals who served as chief executive officer and chief financial officer for fiscal 2008, as well as the other executive officers named in the “2008 Summary Compensation Table” below, are referred to as our “named executive officers.”

Overview of Executive Compensation Philosophy and Objectives

Taleo’s compensation philosophy is to provide competitive compensation to attract, motivate and retain the talented individuals that are critical for our success. We have designed our compensation programs to encourage the achievement of overall financial results, including consistent revenue growth and profitability, and to encourage role specific individual contributions by named executive officers.  We aim to align the interests of our named executive officers with the interests of our stockholders in order to promote the short-term and long-term growth of our business, and thereby increase stockholder value.

Role of the Compensation Committee

Our Compensation Committee currently consists of Gary Bloom, Patrick Gross, Howard Gwin and Jeffrey Schwartz. Each member of our Compensation Committee is (i) an “independent” director under the requirements of Nasdaq, (ii) an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on our website at www.taleo.com under “About Taleo — Investor Relations — Corporate Governance.”

The Compensation Committee is responsible for overseeing our compensation policies, plans and benefit programs and administering our equity compensation plans.  In addition, the Compensation Committee reviews and approves the specific elements of our named executive officers’ compensation, as well as agreements or arrangements with our named executive officers relating to employment, severance or changes of control. In doing so, our Compensation Committee is responsible for ensuring that the compensation of our named executive officers is consistent with our compensation philosophy and programs.

Role of Executives in Determining Compensation

We review with the Compensation Committee on a regular basis our compensation philosophy and programs, including for named executive officers, so that the Compensation Committee can recommend any changes necessary to keep our compensation philosophy and programs aligned with our business objectives. Management, including Mr. Gregoire, our chief executive officer, and our group vice president of people and talent, make recommendations to the Compensation Committee with respect to the compensation of the named executive officers. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The Compensation Committee discusses Mr. Gregoire’s compensation with him, but makes decisions with respect to Mr. Gregoire’s compensation without him present.

Mr. Gregoire and other executive officers or employees attend some of the Compensation Committee’s meetings, but leave the meetings as appropriate when matters of executive compensation specific to them are discussed.

The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees or present compensation decisions to the Board of Directors for review and approval. During 2008, the Compensation Committee delegated to Mr. Gregoire, acting as the Non-executive Stock Option Committee, a subcommittee of the Compensation Committee, the authority to grant stock options within certain guidelines. For more information see “Equity Grant Policy” below.  During the decision-making process for compensation to take effect in 2009, the Compensation Committee also presented its conclusions about Mr. Gregoire’s compensation to the Board of Directors for review and approval. Mr. Gregoire was not present for that presentation, nor was he present when the Board of Directors discussed his compensation.

Comparative Framework

Taleo aligns both its cash and equity compensation to comparable companies’ executive officer compensation programs.

Comparative Framework for 2008

To assist the Compensation Committee in its decision making process for named executive officer compensation to take effect in 2008, the Compensation Committee engaged Valere Consulting (“Valere”), a compensation consulting firm, and asked Valere to conduct a comparative review and analysis of our executive compensation program and to make recommendations. Valere considered the competitiveness of Taleo’s compensation elements, including base salary, cash incentive, and equity incentive compensation, and met with the Compensation Committee to share and discuss the results of this analysis.    Peer companies were selected on the basis of fiscal and business similarities to Taleo. Generally, our 2008 peer companies are software companies against which we are most often compared by financial analysts.  Many of these companies also employ a software-as-a-service business model, similar to ours. The 2008 peer companies included: Concur Technologies Inc., Kenexa Corp, Omniture, Inc., RightNow Technologies, Inc., SABA Software Inc., Salesforce.com Inc., SumTotal Systems Inc., and Ultimate Software Group Inc. Valere also reviewed and analyzed compensation data compiled from the most directly-relevant published survey sources available, including Radford surveys of organizations that have less than $500 million in revenue and organizations with $500 million to $1 billion in revenue.

In addition to its work for the Compensation Committee, Valere also conducted research and analysis for the Corporate Governance and Nominating Committee regarding Board of Director compensation and provided management with general compensation analysis, including an analysis of our benefits, base pay and variable pay plans for all job classifications.

Comparative Framework for 2009

To assist the Compensation Committee in its decision making process for named executive officer compensation to take effect in 2009, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a compensation consulting firm, and asked Compensia to conduct a comparative review and analysis of our executive compensation program and to make recommendations. Compensia considered the competitiveness of Taleo’s compensation elements, including base salary, cash incentive, and equity incentive compensation, and met with the Compensation Committee to share and discuss the results of this analysis.  Compensia’s methodology included a comparison of Taleo’s compensation elements to peer companies, as well as executive compensation trends and best practices. Peer companies were selected on the basis of fiscal and business similarities to Taleo. Generally, our 2009 peer companies are software companies against which we are most often compared by financial analysts.  Many of these companies also employ a software-as-a-service business model, similar to ours. The 2009 peer companies included: Concur Technologies, Inc., Kenexa Corp., Omniture, Inc., RightNow Technologies, Inc., SABA Software, Inc., SuccessFactors, Inc., and The Ultimate Software Group, Inc.  Compensia also reviewed and analyzed compensation data compiled from the most directly-relevant published survey sources available, including the Radford July 2008 High-Tech Executive Survey (which included companies with a revenue range of $50 million to $200 million, and  $200 million to $500 million), the Radford October 2008 Northern California Executive Survey (for California-based executives only), and the Radford October 2008 Software Executive Survey.

Compensia provides ongoing analytical and advisory services to the Compensation Committee. Prior to engagement by the Compensation Committee, Compensia performed a limited amount of consulting work for management related to analysis of Taleo’s equity pay practices and development of a longer-term equity pay strategy.  Compensia no longer performs work for management.  In addition to its work for the Compensation Committee, Compensia also conducts research and analysis for the Corporate Governance and Nominating Committee regarding board of director compensation.

Elements of Compensation

The principal elements of our executive compensation programs are:

•	Base salary;

•	Cash incentive compensation;

•	Equity compensation;

•	Severance and change of control protection; and

•	Perquisites and generally available benefit programs.

For the annual compensation value of equity awards, we use the annual compensation expense to us for such awards, calculated in accordance with Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” (“FAS 123(R)”) (disregarding an estimate of forfeitures related to service-based vesting conditions).

Base Salary

Salaries are intended to compensate our executive officers for their day-to-day service and are considered an important element of compensation necessary to retain our executive officers in a competitive marketplace. The goal of the Compensation Committee is to set base salaries at a level that is competitive with our peer companies. We generally consider named executive officer base salaries to be competitive if they are at or about the 50th percentile for comparable positions at our peer companies.  The Compensation Committee establishes base salaries for our named executive officers primarily on the basis of the executive’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The Compensation Committee reviews salaries annually and may adjust them from time to time in accordance with certain criteria, which include individual performance, the functions performed by the named executive officer, the scope of the named executive officer’s on-going duties, Taleo’s financial performance generally, changes in the peer group in which Taleo competes for executive talent, and general changes in market conditions. To determine salary recommendations for each named executive officer other than himself, Mr. Gregoire and our group vice president of people and talent review each named executive officer’s experience, knowledge, skills, responsibilities and performance, as well as the performance of Taleo overall and the comparable market data discussed above. After this review, Mr. Gregoire makes a recommendation to the Compensation Committee for consideration and approval. Base salary with respect to Mr. Gregoire is reviewed annually by the Compensation Committee and adjustments are determined by the Compensation Committee or the independent members of the board directly in light of our compensation philosophy and comparable market data.  In addition, when making decisions about named executive officer compensation to take effect in 2008, the Compensation Committee reviewed the analysis of Compensia, as described above.

In light of the process described above, the Compensation Committee adjusted base salaries to account for market competitive factors and performance considerations.  The Compensation Committee has approved the following base salary changes, which became effective January 1, 2009:

Named Executive Officer	2008 Base Salary ($) (1)	2009 Base Salary ($) (2)
Mr. Gregoire	400,000	450,000
Ms. Murray	290,000	300,000
Mr. Carr (3)	260,000	—
Mr. Gauvin (4)	171,843	180,435
Mr. Hudspith	310,000	320,000
_______________________
(1)	Represents annualized base salary as of December 31, 2008.
(2)	Represents annualized base salary as of January 1, 2009.
(3)	Mr. Carr resigned in May 2008.
(4)
Cash compensation was paid in Canadian dollars.  In the table above, such amounts were converted to U.S. dollars using the average conversion ratio of 0.8183 Canadian dollars per U.S. dollar on December 31, 2008.

Cash Incentive Compensation

Executive Bonus Plan.  The executive bonus plan is designed to motivate participants to achieve our financial and operational objectives. Our executive bonus plan contains a mixture of company-wide objectives, which we believe are appropriate to foster teamwork among the members of our senior management, and role specific objectives.    The executive bonus plan is approved annually by the Compensation Committee and consists of a variable cash bonus to reward executives when preset objectives are met. All of our named executive officers participated in the executive bonus plan in 2008.  Mr. Carr was removed from the executive bonus plan following his resignation in May 2008.

The amount of cash bonus paid under the executive bonus plan in 2008 to each named executive officer was determined based on the achievement of the quarterly and yearly financial and operational objectives set forth below with respect to each named executive officer.  We believe the performance objectives set forth below are in furtherance of goals of consistent revenue growth and profitability.

Named Executive Officer	Performance Objective	Percentage of Q1 Bonus	Percentage of Q2 Bonus	Percentage of Q3 Bonus	Percentage of Q4 Bonus	Percentage of Year End Bonus

Mr. Gregoire	Corporate Bookings (1)	30%	30%	30%	30%	—
	Total Revenue (2)	20%	20%	20%	20%	—
	Corporate Margin Percentage (3)	30%	30%	30%	30%	—
	Net Promoter (4)	20%	20%	20%	20%	—
	Customer Renewal Rate (5)	—	—	—	—	100%

Ms. Murray	Corporate Bookings (1)	30%	30%	30%	30%	—
	Total Revenue (2)	20%	20%	20%	20%	—
	Corporate Margin Percentage (3)	30%	30%	30%	30%	—
	Net Promoter (4)	20%	20%	20%	20%	—
	Customer Renewal Rate (5)	—	—	—	—	100%

Mr. Carr	Bookings in North America (1)	50%	50%	50%	50%	—
	Total Revenue (2)	15%	15%	15%	15%	—
	Corporate Margin Percentage (3)	15%	15%	15%	15%	—
	Net Promoter (4)	20%	20%	20%	20%	—
	Customer Renewal Rate (5)	—	—	—	—	100%

Named Executive Officer	Performance Objective	Percentage of Q1 Bonus	Percentage of Q2 Bonus	Percentage of Q3 Bonus	Percentage of Q4 Bonus	Percentage of Year End Bonus

Mr. Gauvin	Corporate Bookings (1)	20%	20%	20%	20%	—
	Consulting Services Revenue (2)	30%	30%	30%	30%	—
	Consulting Services Margin Percentage (3)	30%	30%	30%	30%	—
	Net Promoter (4)	20%	20%	20%	20%	—
	Customer Renewal Rate (5)	—	—	—	—	100%

Mr. Hudspith	EU Bookings (1)	40%	40%	—	—	—
	EU Margin Percentage (3)	20%	20%	—	—	—
	Asia Bookings (1)	20%	20%	—	—	—
	Asia Margin Percentage (3)	20%	20%	—	—	—
	Corporate Bookings (1)	—	—	40%	40%	—
	Total Revenue (2)	—	—	20%	20%	—
	Corporate Margin Percentage (3)	—	—	20%	20%	—
	Net Promoter (4)	—	—	20%	20%	—
	Customer Renewal Rate (5)	—	—	—	—	100%
_____________________
(1)	Bookings for the company or a sales region are the sum of the GAAP revenues recognizable in the first twelve months for each contract closed in a quarter by the company or within a sales region.
(2)
Revenue includes all revenue recognized in accordance with GAAP and in addition, any revenue from acquisitions that would have been recognized if it had not been written down as part of purchase accounting.

(3)
Margin percentage for the company, a revenue line or a region is a non-GAAP measure representing the quotient resulting from total revenue for the company, the revenue line or the region minus the difference between cost of revenue and operating expenses for the company, the revenue line or the region divided by total revenue for the company, the revenue line or the region, respectively.

(4)	Net promoter score is a survey-based measure of customer satisfaction.
(5)	Customer renewal rate is the percentage of the revenue from expiring contracts that is included in renewal contracts (total annual revenue renewed/total annual revenue eligible for renewal).

Twenty percent of the target cash bonus was payable each quarter, with an additional twenty percent payable at year end.

For certain performance objectives in 2008, it was possible to exceed the targeted achievement and receive a bonus payment in excess of the on-target amount.  We believe that our performance targets are established at levels that are intended to be difficult but attainable.  The target levels of the performance objectives are derived from our annual operating plan and budget for a fiscal year.  The operating plan and budget sets forth our internal goals and objectives for our growth and development, and therefore is intentionally challenging and designed to require substantial efforts by the entire company to achieve.  As a result, the likelihood of achieving the performance targets reflects the challenges inherent in achieving the goals and objectives in the operating plan and budget.  The Compensation Committee considered the likelihood of achieving the target levels when approving the on-target amounts, including historical levels of achievement by our executive officers.  We expect that the target levels will be frequently but not automatically attained.  Maximum levels of achievement have not been reached by our executive officers on a historical basis.  In fiscal 2006, we did not pay the on-target cash bonus amount to any named executive officer that was employed by us for the entire year.  In fiscal 2007, only two of our named executive officers were paid a bonus in excess of the on-target bonus amount, while the other named executive officers received bonuses below the on-target amount.  In fiscal 2008, as described below, only two of our named executive officers who were employed by Taleo for the entire year were paid a bonus in excess of the on-target bonus amount, while the other named executive officers received bonuses below the on-target amount. In addition, maximum levels of achievement have not been reached by our executive officers on a historical basis.  Achievement of a maximum bonus payout would require significant skill and effort on the part of an executive officer and very high levels of company performance that the Compensation Committee believes is possible but unlikely to be achieved.

The following table describes the actual bonuses paid to our named executive officers in 2008 under the executive bonus plan based on the achievement of the performance objectives set forth above and illustrates the difficulty of achieving the maximum bonus payment:

Named Executive Officer	2008 On-Target Bonus ($)	2008 Maximum Bonus ($)	Maximum Bonus as % of On-Target Bonus	2008 Actual Bonus Paid ($)	Actual Bonus as % of On-Target Bonus
Mr. Gregoire	500,000	660,000	132%	519,000	104%
Ms. Murray	165,000	217,800	132%	171,270	104%
Mr. Gauvin (1)	163,660	216,031	132%	161,248	99%
Mr. Hudspith (2)	295,333	402,400	136%	269,948	91%
______________________
(1)	Cash compensation was paid in Canadian dollars. Such amounts were converted to U.S. dollars using the average conversion ratio of 0.8183 Canadian dollars per U.S. dollar on December 31, 2008.
(2)
Mr. Hudspith was promoted in May 2008, at which time his annualized on-target bonus changed from $286,000 to $300,000.  Cash compensation for January 1, 2008 to November 15, 2008 was paid in British pounds.  Such amounts were converted to U.S. dollars using the average conversion rate of 1.4479 British pounds per U.S. dollar on December 31, 2008.  Cash compensation for November 16, 2008 to December 31, 2008 was paid in U.S. dollars.

The bonuses paid in 2008 to our named executive officers under the executive bonus plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2008 Summary Compensation Table” below. The on-target and maximum bonus payable in 2008 to each named executive officer under the executive bonus plan is reflected in the table above and in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards in 2008” table, below. The Compensation Committee, in conjunction with management, reviews the company’s target cash bonuses annually and may adjust them from time to time if needed to reflect changes in market conditions. To determine target cash bonus recommendations for each named executive officer other than himself, Mr. Gregoire reviews the market comparable data with our group vice president of people and talent and makes a recommendation to the Compensation Committee for review and approval. The target cash bonus with respect to Mr. Gregoire is reviewed annually by the Compensation Committee and adjustments are determined by the Compensation Committee in light of our compensation philosophy and market comparable data. In addition, the Compensation Committee reviewed the analysis and recommendations of Compensia, as described above, when making decisions about named executive officer compensation to take effect in 2009.

The Compensation Committee has approved the following changes to on-target bonus amounts with respect to our named executive officers, which became effective January 1, 2009:

Named Executive Officer	2008 On-Target Bonus ($)(1)	2009 On-Target Bonus ($)
Mr. Gregoire	500,000	550,000
Ms. Murray	165,000	180,000
Mr. Carr (2)	250,000	—
Mr. Gauvin (3)	163,660	180,435
Mr. Hudspith	300,000	320,000
_______________________
(1)	Represents the annualized on target on-target bonus amount of each executives employment arrangement at December 31, 2008.
(2)	Mr. Carr resigned in May 2008.
(3)	Cash compensation was paid in Canadian dollars. Such amounts were converted to U.S. dollars using the average conversion ratio of 0.8183 Canadian dollars per U.S. dollar on December 31, 2008.

The executive bonus plan for 2009 operates in a substantially similar manner to the executive bonus plan in 2008, though certain performance objectives have changed.

Discretionary Bonuses.  In addition to the executive bonus plan, in 2008 we paid additional discretionary cash bonuses to our named executive officers as reflected in the “Bonus” column of the “2008 Summary Compensation Table” below. These payments reflect bonuses for achievement of non-financial objectives not measured by the executive bonus plan in 2008.  In 2008, discretionary bonuses included amounts associated with completion of the acquisition of Vurv Technology, Inc. on July 1, 2008.

Equity Compensation

We use equity compensation to encourage our named executive officers to pursue long-term strategies for increasing stockholder value and to attract and retain high-caliber executives through recognition of anticipated future performance. We grant stock options, restricted stock and restricted stock units to employees, including our named executive officers, under our stock plans.

Our named executive officers as of January 1, 2008 were awarded equity grants in 2008 as a retention incentive and in furtherance of our goal for new equity grants to comprise a substantial component of executive compensation. For more information, see “Grants of Plan-Based Awards in 2008”.

In connection with its review of 2009 executive compensation, the Compensation Committee has approved the grant of restricted stock or restricted stock units and options to each named executive officer in the amounts set forth below.  Pursuant to our equity grant policy, these grants will be made in the next open trading window for our stock.

Named Executive Officer	Restricted Stock Awards (#)	Restricted Stock Units (#)	Options (#)
Mr. Gregoire	60,000	—	60,000
Ms. Murray	20,000	—	20,000
Mr. Gauvin	—	20,000	20,000
Mr. Hudspith	15,000	—	15,000

These grants are intended to meet our retention objectives and maintain our market alignment for target compensation.  Our grants comprised a mix of both restricted stock awards and stock options.  Stock options were designed to create a long-term incentive for named executive officers to maximize shareholder returns.  Restricted stock shares were designed to reduce the overall size of grants made under our equity plan. We determined grant amounts by reviewing competitive market data, as described above, individual performance assessments and business objectives with the Compensation Committee.  The stock awards granted to named executive officers are primarily the result of benchmarking against similar positions at the peer companies and are intended to make compensation for each named executive officer competitive with individuals in similar roles at peer companies.  Named executive officers located in Canada were granted restricted stock units due to the negative tax impact of restricted stock awards in Canada.

Equity Grant Policy

In 2006 and prior, the effective grant date for all equity awards to named executive officers and members of our board of directors was the date on which the Compensation Committee approved the grant, unless our board of directors or the Compensation Committee specified a later date or grants occurred automatically pursuant to our stock plans. In March 2007, the Compensation Committee adopted a policy with the following terms, which was in effect for all of 2008:

•
For awards approved during a closed trading window under our insider trading policy, the grant date for all equity awards to employees who directly report to our chief executive officer and all equity awards of greater than 20,000 shares shall be the next open trading day following the date of approval by the Compensation Committee;

•
For equity awards to new directors (which are approved automatically upon appointment of the director under our 2004 Stock Plan) that occur during a closed trading window, the grant date shall be the next open trading day following the date of automatic approval;

•	The grant date for annual equity awards to our directors with greater than six months of board service shall be the date of the annual meeting;

•
If approved by the Compensation Committee during a closed trading window, the grant date for Taleo’s annual non-executive employee retention grant to all eligible employees shall be the next open trading day following the date of approval by the Compensation Committee; and

•
Equity awards to new employees other than employees who directly report to our chief executive officer and awards of greater than 20,000 shares shall be approved by Mr. Gregoire, acting as the Non-executive Stock Option Committee, on the second Monday following the last day of the employee’s month of hire and the grant date shall be the date of approval by the Non-executive Stock Option Committee.

All stock options are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant.

Severance and Change of Control Protection

Taleo has entered into employment agreements with our named executive officers, which in part provide for severance benefits in certain circumstances, including upon termination without cause or for good reason, and upon termination without cause or for good reason following a change of control of Taleo. These severance benefits are coupled with non-competition and non-solicitation obligations intended to protect our proprietary data that might not be enforceable in the absence of additional consideration. The severance benefits are also intended to motivate named executive officers to continue employment with the company and continue their dedication to maximizing shareholder value in the event of a potential change in control. The severance benefits and employment agreements are described in more detail in “Potential Payments Upon Termination or Change of Control” below.

Perquisites and Generally Available Benefit Programs

We annually review the perquisites that named executive officers receive. For more information see “2008 Summary Compensation Table” below.

Our named executive officers, like our other employees, are eligible to participate in our employee stock purchase plan. In addition, the named executive officers may participate in the various employee benefit plans that are generally available to all employees, including medical, vision and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; and paid time off.

We also maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. Effective January 1, 2008, Taleo instituted a 401(k) matching program with the following specifics: (i) for employee contributions to our 401(k) plan of up to 4% of the each employee’s base salary, we will match such employee contributions at a rate of $0.50 for every $1.00 contributed by the employee; and (ii) our 401(k) matching program has a three year vesting period with one third of the employer contribution match vesting each year over the three year period.  We do not provide any retirement programs such as pension plans, deferred compensation plans, or other retirement benefits to the named executive officers.

Arrangements with Neil Hudspith

In connection with his promotion to Executive Vice President, Worldwide Field Operations in May 2008, Mr. Hudspith was required to relocate from London, England to Taleo’s headquarters in Dublin, California.  Mr. Hudspith’s employment arrangement includes the following benefits which are not generally available to other employees: an annual car allowance of $12,000; housing expense reimbursement of up to $84,000 per year for two years; reimbursement for personal and family travel between Europe and the United States of up to $26,000 per year for two years; and other moving and relocation related reimbursements.  In addition, Taleo pays Mr. Hudspith’s personal income taxes associated with the housing, travel and relocation reimbursements described above.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits Taleo to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted only if it is “performance-based compensation” within the meaning of the Internal Revenue Code. To the extent appropriate, Taleo structures the compensation paid to named executive officers as performance-based compensation in order to comply with the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Gary Bloom (Chairman)
Howard Gwin
Patrick Gross
Jeffrey Schwartz

2008 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael Gregoire	2008	400,000	50,000	400,436	1,611,977	519,000	—		2,981,413
Chairman of the Board	2007	300,000	—	—	1,575,417	433,600	—		2,309,017
and	2006	300,000	—	—	1,381,863	216,000	—		1,897,863
Chief Executive Officer

Katy Murray (3)	2008	290,000	15,000	170,765	252,085	171,270	15,107	(4)	914,227
Executive Vice President	2007	275,000	5,000	50,496	241,724	153,000	—		725,220
and Chief Financial	2006	80,208	75,000	12,866	46,755	53,000	29,962	(5)	297,791
Officer

Guy Gauvin (6)	2008	171,843	12,275	142,263	65,412	161,248	—		553,041
Executive Vice President,	2007	194,813	3,058	62,006	55,851	172,796	—		488,524
Global Services	2006	154,458	10,000	36,354	37,790	107,204	—		345,806

Neil Hudspith (7)	2008	233,347	11,663	247,657	134,512	269,948	158,951	(8)	1,056,078
Executive Vice President,
Worldwide Field
Operations

Jeffrey Carr (9)	2008	89,666	—	83,899	278,256	28,750	182,773	(10)	647,015
Former Executive Vice	2007	250,000	5,000	124,011	305,329	222,500	—		906,840
President,	2006	243,750	10,000	72,708	238,448	164,000	—		728,906
Global Alliances and
America Sales

_____________________
(1)
For 2006, reflects payments mandated pursuant to Ms. Murray’s employment agreement. For 2006 (with the exception of Ms. Murray), 2007 and 2008, reflects cash bonuses paid for achievement of objectives other than those set forth in our executive incentive compensation plan.

(2)
Reflects the compensation expense reported by us for these awards/grants in fiscal 2006, 2007 and 2008 in accordance with FAS 123(R) (disregarding an estimate of forfeitures related to service-based vesting conditions), and thus may include amounts for awards granted in prior periods.  The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 30, 2009.  These amounts do not purport to reflect the value that will be recognized by the named executive officers upon sale of the underlying securities.

(3)	Ms. Murray joined us in September 2006.
(4)	Represents $10,507 for the nightly prorated expense associated with a corporate apartment in which Ms. Murray stayed in 2008 and 401(k) matching contributions by Taleo of $4,600.
(5)	Represents $23,062 of relocation expenses and $6,900 in corresponding tax reimbursement for relocation expenses.
(6)
Cash compensation was paid in Canadian dollars.  Such amounts were converted to U.S. dollars using the average conversion rate of 0.8183 Canadian dollars per U.S. dollar on December 31, 2008, 1.0194 Canadian dollars per U.S. dollar on December 31, 2007, and 0.8581 Canadian dollars per U.S. dollar on December 31, 2006.

(7)
2008 represents the first year that Mr. Hudspith is a named executive officer. Cash compensation for January 1, 2008 to November 15, 2008 was paid in British Pounds.  Such amounts were converted to U.S. dollars using the average conversion rate of 1.4479 British pounds per U.S. dollar on December 31, 2008.  Cash compensation for November 16, 2008 to December 31, 2008 was paid in U.S. dollars.

(8)
Represents $43,985 of relocation expenses, $35,000 of U.S. rental housing expenses, $32,400 in corresponding tax reimbursement for relocation and housing expenses, $19,174 in car allowance, $14,994 for expenses associated with spouse’s attendance at Taleo’s annual event for achievement of sales quota, and pension matching contributions by Taleo of $13,398.

(9)	Mr. Carr resigned in May 2008.
(10)
Represents $166,444 in severance and $16,329 in health insurance premiums earned in or paid to Mr. Carr in 2008 pursuant to his employment arrangement and a separation agreement.  See “Potential Payments upon Termination or Change of Control – Termination or Change of Control Arrangements – Agreements with Jeffrey Carr.”

Grants of Plan-Based Awards in 2008

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2008 under any plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
M. Gregoire	—	500,000	660,000	—	—
	2/11/2008	—	—	100,000	1,754,999

K. Murray	—	165,000	217,800	—	—
	2/11/2008	—	—	30,000	526,500

G. Gauvin (2)	—	163,660	216,031	—	—
	2/11/2008	—	—	20,000	351,000

N. Hudspith (3)	—	295,333	402,400	—	—
	2/11/2008	—	—	20,000	351,000
	5/21/2008	—	—	25,000	498,250

J. Carr (4)	—	250,000	330,000	—	—
	2/11/2008	—	—	10,000	175,500

______________________
(1)
Reflects the grant date fair value of each equity award computed in accordance with FAS 123R. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 30, 2009.  These amounts do not purport to reflect the value that will be recognized by the named executive officers upon sale of the underlying securities.

(2)	Cash compensation was paid in Canadian dollars. Such amounts were converted to U.S. dollars using the average conversion rate of 0.8183 Canadian dollars per U.S. dollar on December 31, 2008.
(3)
Cash compensation for January 1, 2008 to November 15, 2008 was paid in British Pounds.  Such amounts were converted to U.S. dollars using the average conversion rate of 1.4479 British pounds per U.S. dollar on December 31, 2008.  Cash compensation for November 16, 2008 to December 31, 2008 was paid in U.S. dollars.

(4)
Mr. Carr resigned in May 2008. Target and maximum cash incentive payments set forth in the table above reflect total payments Mr. Carr might have been entitled to had he remained employed by Taleo for the full year.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table presents information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of the end of fiscal 2008.

		Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Vesting Commencement Date (1)	Exercisable		Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
M. Gregoire	02/21/07	02/21/07	45,833		54,167	15.79	02/21/17	—	—
	12/14/05	12/14/05	75,000		25,000	13.75	12/14/15	—	—
	04/15/05	03/14/05	308,050		37,204	13.50	04/15/15	—	—
	02/11/08	01/01/08	—		—	—	—	81,250	636,188

K. Murray	02/21/07	02/21/07	11,875		16,250	15.79	02/21/17	—	—
	09/29/06	09/18/06	20,835		54,688	10.12	09/29/16	—	—
	02/11/08	01/01/08	—		—	—	—	24,375	190,856
	09/29/06	10/01/06	—		—	—	—	10,000	78,300

G. Gauvin	02/21/07	02/21/07	13,750		16,250	15.79	02/21/17	—	—
	03/17/04	01/01/04	12,500		—	18.00	03/17/14	—	—
	09/01/00	09/15/00	5,000	(3)	—	5.70	09/01/10	—	—
	02/11/08	01/01/08	—		—	—	—	16,250	127,238
	05/31/06	04/01/06	—		—	—	—	7,500	58,725

N. Hudspith	02/21/07	02/21/07	11,458		13,542	15.79	02/21/17	—	—
	08/24/05	08/19/05	33,333		6,667	14.00	08/24/15	—	—
	05/21/08	07/01/08	—		—	—	—	23,438	183,520
	02/11/08	01/01/08	—		—	—	—	16,250	127,238
	05/31/06	04/01/06	—		—	—	—	11,250	88,088

J. Carr (4)	—	—	—		—	—	—	—	—
_______________________
(1)
Unless otherwise indicated, all options granted to named executive officers vest over a four-year period, at a rate of 1/4th upon the first anniversary of the vesting commencement date and then at a rate of 1/48th per month thereafter, and all stock awards vest at a rate of 1/16th per quarter beginning on the vesting commencement date.

(2)
Market value of shares or units of stock that have not vested is computed by multiplying (i) $7.83, the closing price on the Nasdaq of Taleo's Class A common stock on December 31, 2008, the last business day of fiscal 2008, by (ii) the number of shares or units of stock.

(3)	This option vested over a three-year period, at a rate of 1/3rd upon the first anniversary of the vesting commencement date and then at a rate of 1/36th per month thereafter.
(4)	Mr. Carr resigned in May 2008 and had no unvested equity awards at December 31, 2008.

2008 Option Exercises and Stock Vested

The following table presents information concerning the aggregate number of shares for which options were exercised, and the aggregate number of shares that vested, during fiscal 2008 for each of the named executive officers.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
M. Gregoire	100,000	(3)	1,150,000	18,750	377,000

K. Murray	17,499	(3)	201,445	10,625	224,750

G. Gauvin	—		—	8,750	187,050

N. Hudspith	—		—	12,812	274,521

J. Carr	62,425	(3)	274,143	11,875	261,437
_____________________
(1)	Reflects the difference between the market price of Taleo's Class A common stock at exercise and the exercise price of the option.
(2)	Reflects the closing price of Taleo's Class A common stock on the vesting date.
(3)	Exercises were made pursuant to a Rule 10b5-1 trading plan, with the exception of 46,487 shares exercised by Mr. Carr after his resignation.

Potential Payments upon Termination or Change of Control

Termination or Change of Control Arrangements

Employment Agreement with Michael Gregoire

In March 2005, Taleo entered into an employment agreement with Mr. Gregoire, Taleo’s president and chief executive officer. Under the employment agreement, in the event Mr. Gregoire’s employment is terminated by Taleo without cause or Mr. Gregoire resigns for good reason, as such terms are defined in the employment agreement, Mr. Gregoire will, after signing a release agreement, be entitled to receive (i) a lump-sum payment equal to 12 months of his then current annual base salary payable within 30 days of such termination or resignation, and (ii) reimbursement of health coverage premiums for 12 months following termination or resignation or until the date Mr. Gregoire becomes eligible for substantially equivalent health insurance from another employer. In addition, the vesting schedule of Mr. Gregoire’s outstanding equity awards will accelerate by twelve months, and he will be permitted to exercise vested options for 12 months following termination of employment.

In addition to the foregoing severance benefits, upon a change of control, as such term is defined in the employment agreement, Mr. Gregoire will receive immediate vesting with respect to 50% of his outstanding equity awards.  If, within 60 days before or 18 months following a change of control, Mr. Gregoire’s employment is terminated without cause or Mr. Gregoire resigns for good reason, he will be entitled to receive a lump-sum payment equal to 12 months of his then current annual base salary plus 100% of his target bonus for the year of termination, and all of Mr. Gregoire’s unvested stock options will vest immediately.  Mr. Gregoire is entitled to a gross-up payment, not to exceed $2,000,000, for any excise tax liabilities under Section 280G of the Internal Revenue Code.

Also, Mr. Gregoire is subject to a nonsolicitation covenant for 12 months following termination of employment, as well as customary confidentiality and nondisclosure covenants for the term of employment and thereafter.

Employment Agreement with Katy Murray

In August 2006, Taleo entered into an employment agreement with Ms. Murray, Taleo’s executive vice president and chief financial officer.  Under the employment agreement, in the event Ms. Murray’s employment is terminated by us without cause or Ms. Murray resigns for good reason, as such terms are defined in the employment agreement, Ms. Murray will, after signing a release agreement, be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) payment equal to six months of her then current annual base salary, and (iii) reimbursement of COBRA premiums provided Ms. Murray elects to continue coverage until the earlier of (1) six months following termination or resignation, (2) the expiration of coverage, or (3) the date Ms. Murray becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, Ms. Murray’s outstanding equity awards will continue to vest or be released from restriction for six months from the date of termination of employment.

Further, in the event Ms. Murray’s employment is terminated without cause or Ms. Murray resigns for good reason, within one year following a change of control, as such term is defined in the employment agreement, Ms. Murray will be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) payment equal to twelve months of her then current annual base salary, (iii) bonus payments at her then current rate for twelve months, at an assumed 100% goal achievement rate, and (iv) reimbursement of COBRA premiums provided Ms. Murray elects to continue coverage until the earlier of (1) twelve months following termination or resignation, (2) the expiration of coverage, or (3) the date Ms. Murray becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, all of Ms. Murray’s outstanding equity awards will vest or be released from restriction immediately.

Also, Ms. Murray is subject to nonsolicitation and noncompetition covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Employment Agreement with Guy Gauvin

In March 2006, Taleo (Canada) Inc., a subsidiary of Taleo, entered into an employment agreement with Mr. Gauvin, Taleo’s executive vice president, global services.  Under the employment agreement, in the event Mr. Gauvin’s employment is terminated by Taleo without cause or Mr. Gauvin resigns for good reason, as such terms are defined in the employment agreement, Mr. Gauvin will, after signing a release agreement, be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) a lump-sum payment equal to twelve  months of his then current annual base salary, and (iii) reimbursement of health coverage premiums for twelve months following termination or resignation or until the date Mr. Gauvin becomes eligible for substantially equivalent health insurance in connection with new or self-employment.

Further, if, within one year following a change of control, as such term is defined in the employment agreement, Mr. Gauvin’s employment is terminated without cause or Mr. Gauvin resigns for good reason, he will be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) a lump-sum payment equal to twelve months of his then current annual base salary, (iii) bonus payments at his then current rate for twelve months, at an assumed 100% goal achievement rate, and (iv) reimbursement of health coverage premiums for twelve months following termination or resignation or until the date Mr. Gauvin becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, all of Mr. Gauvin’s outstanding equity awards will vest or be released from restriction immediately. Further, if following a change in control Mr. Gauvin’s employment is terminated without cause or Mr. Gauvin resigns for good reason, and either such event does not take place within one year following a change in control, Mr. Gauvin’s options will accelerate by six months, and he will be permitted to exercise vested options for three months following termination of employment

Also, Mr. Gauvin is subject to nonsolicitation and noncompetition covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Employment Agreement with Neil Hudspith

In May 2008, Taleo entered into an employment agreement with Mr. Hudspith, Taleo’s executive vice president, worldwide field operations.  Under the employment agreement, in the event Mr. Hudspith’s employment is terminated by us without cause or Mr. Hudspith resigns for good reason, as such terms are defined in the employment agreement, Mr. Hudspith will, after signing a release agreement, be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) payment equal to six months of his then current annual base salary, and (iii) reimbursement of COBRA premiums provided Mr. Hudspith elects to continue coverage until the earlier of (1) six months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Hudspith becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, Mr. Hudspith’s outstanding equity awards will continue to vest or be released from restriction for six months from the date of termination of employment.

Further, in the event Mr. Hudspith’s employment is terminated without cause or Mr. Hudspith resigns for good reason, within one year following a change of control, as such term is defined in the employment agreement, Mr. Hudspith will be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) payment equal to twelve months of his then current annual base salary, (iii) bonus payments at his then current rate for twelve months, at an assumed 100% goal achievement rate, and (iv) reimbursement of COBRA premiums provided Mr. Hudspith elects to continue coverage until the earlier of (1) twelve months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Hudspith becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, all of Mr. Hudspith’s outstanding equity awards will vest or be released from restriction immediately.

Also, Mr. Hudspith is subject to nonsolicitation and noncompetition covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Taleo does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, Taleo has amended the employment agreements described above and structured its equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Agreements with Jeffrey Carr

On May 5, 2008, Jeffrey Carr resigned as our Executive Vice President, Global Alliances and America Sales. Upon signing a release of claims, Mr. Carr received the severance benefits to which he was entitled pursuant to his employment agreement, including a lump sum payment of $166,444 (the “Severance Amount”), reimbursement of health insurance premiums for up to six months following his termination, which amounted to $16,329, and acceleration of six months of vesting with respect to Mr. Carr's equity awards.

However, Section 409A of the Internal Revenue Code of 1986, as amended, may impose certain negative tax consequences if severance payments are made less than six months after an employee's separation from service.  To avoid potential negative tax consequences, Mr. Carr repaid the Severance Amount in full to the Company on December 30, 2008 (the “Repayment”).  To fund such Repayment, Mr. Carr entered into a promissory note with the Company on December 29, 2008, pursuant to which the Company loaned Mr. Carr an amount equal to the Severance Amount for a period of six months and one day, and Mr. Carr agreed to repay the Severance Amount to the Company, with interest at a rate of 5% annually.  We are obligated to pay Mr. Carr the Severance Amount on the date that is six months and one day from the date of the Repayment.  We have the option to offset the amounts owed by us to Mr. Carr against the principal amount of the loan outstanding.

Estimated Payments upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above.  Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2008 (December 31, 2008), and the price per share of Taleo’s common stock is the closing price on the NASDAQ Global Market as of that date ($7.83).  There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct.  Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

		Potential Payments upon Involuntary Termination Other than for Cause or Voluntary Termination for Good Reason
Name	Type of Benefit	Prior to Change in Control ($)	After Change in Control ($) (1)
M. Gregoire	Cash Severance - Base Pay	400,000	400,000
	Cash Severance - Bonus	—	500,000
	Continued Coverage of Employee Benefits (2)	20,008	20,408
	Vesting Acceleration (3)	195,750	636,188
	Tax Gross-up (4)	—	—
	Total Termination Benefits	615,758	1,556,596

K. Murray	Cash Severance - Base Pay	145,000	290,000
	Cash Severance - Bonus	—	165,000
	Continued Coverage of Employee Benefits (2)	6,372	6,500
	Vesting Acceleration (3)	48,937	269,156
	Total Termination Benefits	200,309	730,656

G. Gauvin)	Cash Severance - Base Pay	171,843	171,843
	Cash Severance - Bonus	—	163,664
	Continued Coverage of Employee Benefits (2)	2,091	2,091
	Vesting Acceleration (3)	39,150	185,962
	Total Termination Benefits	213,084	523,560

N. Hudspith	Cash Severance - Base Pay	116,673	310,000
	Cash Severance - Bonus	—	300,000
	Continued Coverage of Employee Benefits (2)	13,864	14,141
	Vesting Acceleration (3)	73,406	398,884
	Total Termination Benefits	203,943	1,023,025
__________________________
(1)
Reflects benefits in the event of involuntary termination other than for cause or voluntary termination for good reason within one year of a change of control, or, with respect to Mr. Gregoire sixty days before or eighteen months following a change of control.

(2)	Reflects the annual cost of COBRA coverage to maintain the benefits currently provided.
(3)
Reflects the aggregate market value of unvested option grants and unvested stock awards.  With respect to unvested option grants, all officer stock options were underwater as of December 31, 2008; therefore, all vesting acceleration relates to unvested stock awards. With respect to unvested stock awards, aggregate market value is calculated as the number of unvested awards outstanding as of December 31, 2008 multiplied by the closing stock price of $7.83 on December 31, 2008.  Mr. Gregoire's employment agreement provides for acceleration of vesting of 50% of his outstanding equity awards in the event of a change in control, whether or not Mr. Gregoire is involuntarily terminated following such a change in control.  The compensation expense associated with this provision of Mr. Gregoire's employment agreement as of December 31, 2008 would have been $318,093.

(4)
Assuming that the triggering event took place on the last business day of fiscal 2008 (December 31, 2008), and the price per share of Taleo's Class A common stock is the closing price on the NASDAQ Global Market as of that date ($7.83), we do not believe that Mr. Gregoire would have received an amount of benefits that would have constituted parachute payments under Section 280G of the Internal Revenue Code subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.  As a result, Mr. Gregoire would not have received any payment to pay such excise tax or any additional payments to pay taxes arising as a result of such tax.

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2008.  Mr. Gregoire, who is an employee, does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3) (5)	Option Awards ($) (2) (4) (5)	Total ($)
Gary Bloom	31,250	98,191	63,783	193,223
Patrick Gross	33,750	98,191	77,813	209,754
Howard Gwin	43,125	98,191	52,883	194,198
Eric Herr	112,500	98,191	83,151	293,842
Greg Santora	50,000	98,191	62,612	210,802
Jeffrey Schwartz	28,750	98,191	28,017	154,957
Jeffrey Stiefler (6)	13,750	—	60,938	74,688
Louis Tetu (7)	6,250	—	28,081	34,331
Michael Tierney	40,000	98,191	28,017	166,208
______________________
(1)
Each director may elect to receive up to 50% of his compensation in cash (with the exception of the lead independent director who may receive 100%), with the balance paid in the form of restricted stock grants, which are subject to vesting restrictions that lapse over time. For fiscal 2008, the directors elected to receive the following amounts in the form of restricted stock grants: $31,206 for Mr. Bloom; $33,682 for Mr. Gross; $21,493 for Mr. Gwin; $52,458 for Mr. Herr; $24,952 for Mr. Santora; $28,695 for Mr. Schwartz; $6,868 for Mr. Stiefler and $39,952 for Mr. Tierney.  These amounts are reflected in the table above.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2008, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2008.  The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 30, 2009. These amounts do not correspond to the actual value that will be recognized by the directors.

(3)
In fiscal 2008, each of our non-employee directors, other than Mr. Stiefler, received an award of 8,028 shares of restricted stock (or restricted stock units, with respect to Mr. Gwin) on May 21, 2008, with a grant date fair value of $159,998 computed in accordance with FAS 123(R).  The restricted stock (or restricted stock units, with respect to Mr. Gwin) issued in lieu of cash compensation described in footnote (1) above had a grant date fair value of $0, computed in accordance with FAS 123(R), on the respective dates of grant.

(4)
Mr. Stiefler received an option to purchase 35,000 shares of our common stock on August 13, 2008 with an exercise price of $24.82 per share.  The grant date fair value computed in accordance with FAS 123(R) of such award was $476,623.

(5)	As of December 31, 2008, the aggregate number of shares underlying stock awards and options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Gary Bloom	8,028	25,000
Patrick Gross	8,028	31,000
Howard Gwin	8,028	37,000
Eric Herr	8,028	62,000
Greg Santora	8,028	25,000
Jeffrey Schwartz	8,028	37,000
Jeffrey Stiefler	—	35,000
Michael Tierney	8,028	6,000

(6)	Mr. Stiefler joined the board of directors in August 2008.
(7)	Mr. Tetu retired from the board of directors in March 2008.

Standard Director Compensation Arrangements

Taleo uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on our board of directors. The Corporate Governance and Nominating Committee of the Board of Directors conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, the Corporate Governance and Nominating Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by compensation consulting firms and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our 2004 Stock Plan. Any change in director compensation is approved by the Board of Directors.

Cash Compensation

Non-employee directors receive annual cash fees for service on the board of directors and its various committees. Taleo’s non-employee directors currently receive the following cash compensation:

•	A cash payment of $25,000 per year for board membership;

•	A payment of $50,000 per year for Lead Independent Director;

•	A cash payment of $25,000 per year for serving as chairman of the Audit Committee, or a cash payment of $12,500 per year for serving as a member of the Audit Committee;

•	A cash payment of $7,500 per year for serving as chairman of the Compensation Committee, or a cash payment of $3,750 per year for serving as a member of the Compensation Committee; and

•
A cash payment of $5,000 per year for serving as chairman of the Corporate Governance and Nominating Committee, or a cash payment of $2,500 per year for serving as a member of the Corporate Governance and Nominating Committee;

•	A cash payment of $5,000 per year for serving as chairman of the Transaction Committee, or a cash payment of $2,500 per year for serving as a member of the Transaction Committee.

Each director may elect to receive up to 50% of such payments in cash, and the Lead Independent Director may elect to receive up to 100% of such payments in cash, with the balance paid in the form of restricted stock grants, which are subject to vesting restrictions that lapse over time.  Directors do not receive cash compensation for attending meetings of the Board of Directors or board committees.

Equity Compensation

In addition to the restricted stock awards described above, our non-employee directors received automatic grants of options to purchase shares of our common stock pursuant to our 2004 Stock Plan.  Upon joining the Board of Directors, a new non-employee director would be eligible to receive an initial, one-time option to purchase 35,000 shares of Class A common stock, which vests as to one-third of the shares on each anniversary of the grant date.  In addition, our non-employee directors who have been directors for at least six months as of the date of the annual meeting of stockholders receive a restricted stock award with a fair value on the date of grant of $160,000.  This grant is made as of the date of each annual meeting of our stockholders and vests as to all of the shares on the first anniversary of the date of grant.

Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities paid or reimbursed by Taleo.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Taleo’s equity compensation plans as of December 31, 2008.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders (1)(3)	3,076,395	15.3296	510,106	(1)
Equity compensation plans not approved by security holders (2)	265,190	14.0785	75,042
Total	3,341,585		585,148
_______________________
(1)	Included in this amount are 115,826 shares available for future issuance under the Employee Stock Purchase Plan.
(2)
Amounts correspond to Taleo’s 2005 Stock Plan. In August 2005, the Board of Directors reserved 400,000 shares of Class A common stock under the 2005 Stock Plan for the grant of nonstatutory stock options to Taleo’s employees and consultants. The maximum term of a stock option granted under the 2005 Stock Plan is ten years. Generally, stock options will terminate three months after the optionee’s service to us or a parent or subsidiary company ends. If the termination is due to the optionee’s death or disability, the exercise period generally is extended to 12 months after death or termination of employment. Stock options granted under the 2005 Stock Plan are not transferable and may be exercised only by the optionee during his or her lifetime (or by his or her designated beneficiary or heir). The 2005 Stock Plan provides that in the event of a merger or sale of substantially all of our assets, the successor corporation will assume or substitute each outstanding option. If the outstanding options are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the outstanding option, including shares which would not otherwise be exercisable, for a period of time as determined by the administrator. The option will terminate upon expiration of such period.

(3)	On July 1, 2008, Taleo assumed outstanding stock options from Vurv Technology, Inc. The totals in the table above include 245,094 shares underlying the options assumed from Vurv.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Taleo’s Class A common stock, as of March 31, 2009, for the following:

•	Each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our Class A common stock;

•	Each of our non-employee directors;

•	Each of our named executive officers; and

•	All directors and current executive officers of Taleo as a group.

	Shares Beneficially Owned (2) Class A Common Stock
Name of Beneficial Owner (1)	Number of Shares	%
5% Stockholders:
Fred Alger Management (3)	3,830,596	12.3
111 Fifth Avenue
New York, New York 10003
T. Rowe Price Associates, Inc. (4)	3,067,538	9.9
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC (5)	1,759,934	5.7
82 Devonshire Street
Boston, Massachusetts 02109

Non-Employee Directors:
Gary Bloom (6)	28,210	*
Patrick Gross (7)	35,771	*
Howard Gwin (8)	49,059	*
Eric Herr (9)	77,875	*
Greg Santora (10)	27,745	*
Jeffrey Schwartz (11)	50,359	*
Jeffrey Stiefler	1,197	*
Michael Tierney (12)	867,828	2.8

Named Executive Officers:
Michael Gregoire (13)	586,590	1.9
Katy Murray (14)	88,658	*
Neil Hudspith (15)	107,678	*
Guy Gauvin (16)	49,483	*
Jeffrey Carr	43,705	*

All directors and current executive officers as a group (12 persons) (17)	1,970,453	6.3
______________________
*	Represents less than 1%.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Taleo Corporation, 4140 Dublin Boulevard, Suite 400, Dublin, California 94568.
(2)
The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2008, through the exercise of any stock option or other right.  Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.  Percentage beneficially owned is based on 31,151,102 shares of Class A common stock outstanding on March 31, 2009.

(3)	This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 17, 2009.
(4)	This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on April 9, 2009.
(5)	This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 17, 2009.
(6)
Includes 16,667 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,028 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(7)
Includes 22,667 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,028 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(8)	Includes 37,000 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,671 restricted stock units which vest within 60 days of March 31, 2008.
(9)
Includes 62,000 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,028 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(10)
Includes 16,667 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,028 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(11)
Includes 37,000 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,028 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(12)
Includes 6,000 shares subject to options that are exercisable within 60 days of March 31, 2009 and 8,028 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(13)
Includes 486,919 shares subject to options that are exercisable within 60 days of March 31, 2009 and 68,750 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(14)
Includes 48,855 shares subject to options that are exercisable within 60 days of March 31, 2009 and 28,125 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(15)
Includes 51,562 shares subject to options that are exercisable within 60 days of March 31, 2009 and 41,563 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009.

(16)	Includes 34,375 shares subject to options that are exercisable within 60 days of March 31, 2009 and 2,500 restricted stock units which vest within 60 days of March 31, 2008.
(17)
Excludes Mr. Carr, as he was no longer an executive officer as of March 31, 2009.  Includes 819,712 shares subject to options that are exercisable within 60 days of March 31, 2009, 138,438 restricted stock shares which may be reacquired by the company within 60 days of March 31, 2009, and 11,171 restricted stock units which vest within 60 days of March 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance in writing any proposed related person transactions.  The most significant related person transactions, particularly those involving our directors and officers, must be reviewed and approved in writing in advance by our Board of Directors.  Taleo will report all such material related person transactions under applicable accounting rules, federal securities laws and SEC rules and regulations.  Any dealings with a related party must be conducted in such a way that no preferential treatment is given to Taleo.  For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of the Company;

•	Any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

Related Person Transactions

Investor Rights Agreement

Taleo has entered into an investor rights agreement with certain of its stockholders, including certain directors and holders of 5% or more of Taleo’s capital stock and entities affiliated with such directors and stockholders.  The terms of the investor rights agreement provide holders who previously held shares of preferred stock prior to Taleo’s initial public offering in October 2005, which shares converted into shares of Class A common stock upon the completion of the offering, with certain rights in regard to those shares, including registration rights, demand registration rights, piggy-back registration rights, transfer restrictions, rights of first refusal on issuances of Taleo’s capital stock and restricted share transactions, co-sale or drag-along rights, and other investor rights and obligations as described in the agreement.  The registration rights survived Taleo’s initial public offering and will terminate upon the earlier of (i) five years following the completion of the initial public offering, or October 2010, or (ii) with respect to the registration rights of an individual holder, when the holder holds less than 1% of Taleo’s outstanding stock and when the holder can sell all of the holder’s shares in any three-month period pursuant to Rule 144 under the Securities Act of 1933, as amended.  The majority of the other rights described above terminated upon the completion of Taleo’s initial public offering.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Taleo’s executive officers and directors, and persons who own more than 10% of a registered class of Taleo’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish Taleo with copies of all such forms that they file.

Based solely on its review of the copies of such forms furnished to Taleo and written representations that no other forms were required to be filed during 2008, Taleo believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them, except that Howard Gwin filed a late Form 4 reporting one transaction in April 2008 and Michael Tierney filed a late Form 4 reporting one transaction in August 2008.

AUDIT COMMITTEE REPORT

The primary role of the Audit Committee is to provide oversight and monitoring of Taleo’s management and the independent registered public accounting firm and their activities with respect to Taleo’s financial reporting process.  In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with Deloitte & Touche LLP and management;

•
discussed with Deloitte & Touche LLP, Taleo’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning its independence, and has discussed with Deloitte & Touche LLP its independence.

Based upon the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Taleo’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Greg Santora
Howard Gwin
Michael Tierney

OTHER MATTERS

Taleo knows of no other matters to be submitted at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Taleo may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed on the enclosed proxy card, or by executing and returning the accompanying proxy in the enclosed envelope.

THE BOARD OF DIRECTORS

Dublin, California
May 6, 2009

TALEO CORPORATION

2009 EQUITY INCENTIVE PLAN

1.             Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.             Definitions.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Award Transfer Program” means any program instituted by the Administrator which would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Change in Control” means the occurrence of any of the following events:

(i)             Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)            Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)           Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)           “Committee” means a committee of Directors satisfying Applicable Laws and appointed by the Board in accordance with Section 4 hereof.

(j)           “Common Stock” means the Class A common stock of the Company.

(k)           “Company” means Taleo Corporation, a Delaware corporation, or any successor thereto.

(l)            “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)          “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n)           “Director” means a member of the Board.

(o)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion; provided, however, that the Administrator may only institute an Exchange Program with the approval of the Company’s stockholders.

(s)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)             If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the next trading date such closing sales price is reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the next trading date such bids and asks are reported); or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t)            “Fiscal Year” means the fiscal year of the Company.

(u)           “Full Value Award” means an Award granted with an exercise price less than the Fair Market Value on the date of grant of such Award.

(v)           “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)          “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means a stock option granted pursuant to Section 6 of the Plan.

(z)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)         “Participant” means the holder of an outstanding Award.

(bb)        “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(cc)         “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(dd)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ee)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ff)          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)         “Plan” means this 2009 Equity Incentive Plan.

(hh)         “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)           “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)         “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)           “Service Provider” means an Employee, Director, or Consultant.

(mm)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn)         “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(oo)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan.

(a)            Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is five million two hundred thousand (5,200,000) Shares plus any Shares subject to stock options or similar awards granted under the Company’s 1999 Stock Plan, 2004 Stock Plan, and 2005 Stock Plan (together, the “Previous Plans”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Previous Plans that are forfeited to or repurchased by the Company (up to a maximum of 3,583,643 Shares).  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Full Value Awards.  Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as 1.44 Shares for every one (1) Share subject thereto.  Further, if Shares acquired pursuant to any such Full Value Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.44 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan.  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan.  Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)           Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.            Administration of the Plan.

(a)           Procedure.

(i)             Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)           Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)           Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)           Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.  In all cases, Awards granted to non-employee Directors, other than automatic, non-discretionary grants, will be administered by a Committee comprised solely of two (2) or more independent Directors.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)           to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)           to approve forms of Award Agreements for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing, the number of Shares subject to Awards for which vesting may be accelerated by the Administrator, other than in connection with a Change in Control (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s termination of service due to death, Disability or retirement, is limited to ten percent (10%) of the aggregate number of Shares subject to the Plan pursuant to Section 3 (the “10% Limit”). In addition, notwithstanding any other provision of this Plan to the contrary, Full Value Awards that result in the issuance of an aggregate of up to the 10% Limit may be granted to any one or more Employees without respect to any minimum vesting provisions included in this Plan.  The 10% Limit shall be considered as one aggregate limit applying to accelerations of vesting of Awards and to the granting of Full Value Awards to Employees without respect to minimum vesting requirements.  Grants of Full Value Awards made to non-employee Directors without respect to minimum vesting requirements shall count toward the 10% Limit, except that Awards granted to non-employee Directors in lieu of cash compensation otherwise payable to such Directors or made pursuant to a formula approved by the Board shall not count toward the 10% Limit and shall not be subject to any minimum vesting requirements under the Plan;

(vi)          to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

(vii)         to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix)           to modify or amend each Award (subject to Section 20(c) of the Plan).  Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price.  Notwithstanding the foregoing, the number of Shares subject to Awards for which vesting may be accelerated by the Administrator, other than in connection with a Change in Control (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s termination of service due to death, Disability or retirement, is limited to the 10% Limit. In addition, notwithstanding any other provision of this Plan to the contrary, Full Value Awards that result in the issuance of an aggregate of up to the 10% Limit may be granted to any one or more Employees without respect to any minimum vesting provisions included in this Plan.  The 10% Limit shall be considered as one aggregate limit applying to accelerations of vesting of Awards and to the granting of Full Value Awards to Employees without respect to minimum vesting requirements. Grants of Full Value Awards made to non-employee Directors without respect to minimum vesting requirements shall count toward the 10% Limit, except that Awards granted to non-employee Directors in lieu of cash compensation otherwise payable to such Directors or made pursuant to a formula approved by the Board shall not count toward the 10% Limit and shall not be subject to any minimum vesting requirements under the Plan;

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)           to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xii)          to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.           Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.             Stock Options.

(a)           Limitations.

(i)            Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)           The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 400,000 Shares.  Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 400,000  Shares.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.  If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in this subsection (ii).  For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b)           Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)             Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(ii)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)           Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1)	cash;

(2)	check;

(3)           other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

(4)	by net exercise;

(5)           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6)           a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8)           any combination of the foregoing methods of payment.

(d)           Exercise of Option.

(i)            Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)          Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)          Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)           Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b).  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.             Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 400,000 Shares.  Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 400,000 Shares.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.  If a Stock Appreciation Right is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Stock Appreciation Right will be counted against the limits set forth in this subsection (b).  For this purpose, if the exercise price of a Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Stock Appreciation Right and the grant of a new Stock Appreciation Right.

(c)           Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.   Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d)           Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(c)(iii), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)           Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)            Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.             Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 400,000 Shares of Restricted Stock.  Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 400,000 Shares of Restricted Stock.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability.  Except as provided in this Section 8 or Section 14, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Restricted Stock granted to Employees that vest solely based on continuing as a Service Provider and except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, Shares of Restricted Stock will vest in full no earlier than the three (3) year anniversary of the grant date (or, if applicable for grants made in connection with the hiring of an Employee, the three (3) year anniversary of the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company) (such requirements, the “Time-Based Minimum Vesting Requirements”). Further, if vesting of a Restricted Stock Award granted to an Employee is based in part or in full on performance-based criteria, then except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, the Shares of Restricted Stock subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date (such requirements, the “Performance-Based Minimum Vesting Requirements”).  Except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, discretionary Restricted Stock Awards granted to non-employee Directors will be subject to the Time-Based Minimum Vesting Requirements and the Performance-Based Minimum Vesting Requirements. Subject to Sections 4(b)(v) and 4(b)(ix) hereof and notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service for any reason, including but not limited to, termination due to death, Disability or retirement.

(f)            Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)            Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.              Restricted Stock Units.

(a)           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 400,000 Restricted Stock Units.  Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 400,000 Restricted Stock Units.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b)           Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Units and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Restricted Stock Units granted to Employees that vest solely based on continuing as a Service Provider and except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, such Restricted Stock Units will be subject to the Time-Based Minimum Vesting Requirements. Further, if vesting of Restricted Stock Units granted to an Employee is based in part or in full on performance-based criteria, then except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, the Restricted Stock Units subject to such Award will be subject to the Performance-Based Minimum Vesting Requirements.  Except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, discretionary grants of Restricted Stock Units to non-employee Directors will be subject to the Time-Based Minimum Vesting Requirements and the Performance-Based Minimum Vesting Requirements. Subject to Sections 4(b)(v) and 4(b)(ix) hereof and notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service for any reason, including but not limited to, termination due to death, Disability or retirement.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)           Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e)           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.           Performance Units and Performance Shares.

(a)           Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $4,000,000, and (ii) no Participant will receive more than 400,000 Performance Shares.  Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 400,000 Performance Shares and additional Performance Units having an initial value up to $1,000,000.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b)           Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)           Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  After the grant of Performance Units/Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Performance Units/Shares granted to Employees that vest solely based on continuing as a Service Provider and except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, such Performance Units/Shares will be subject to the Time-Based Minimum Vesting Requirements. Further, if vesting of Performance Units/Shares granted to an Employee is based in part or in full on performance-based criteria, then except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, the Performance Units/Shares subject to such Award will be subject to the Performance-Based Minimum Vesting Requirements.  Except as permitted by Sections 4(b)(v) and 4(b)(ix) of the Plan or otherwise provided in Section 15, discretionary grants of Performance Units/Shares to non-employee Directors will be subject to the Time-Based Minimum Vesting Requirements and the Performance-Based Minimum Vesting Requirements. Subject to Sections 4(b)(v) and 4(b)(ix) hereof and notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service for any reason, including but not limited to, termination due to death, Disability or retirement.

(d)           Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e)           Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)            Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Performance-Based Compensation Under Code Section 162(m).

(a)           General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b)           Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) bookings, (ii) cash position, (iii) consulting utilization rates (iv) customer renewals, (v) customer retention rates from an acquired company, business unit or division, (vi) customer satisfaction, (vii) earnings per Share, (viii) gross margin, (ix) internal rate of return, (x) market share, (xi)  net income, (xii) net income after tax, (xiii) net income before tax, (xiv) operating cash flow, (xv) operating expenses, (xvi) operating income, (xvii) operating margin, (xviii) product defect measures, (xix) product release timelines, (xx) return on assets, (xxi) return on capital, (xxii) return on equity, (xxiii) return on investment, (xxiv) return on sales, (xxv)  revenue, (xxvi) revenue conversion from an acquired company, business unit or division, (xxvii) revenue per employee (xxviii) sales results, (xxix) stock price, (xxx) technical system performance measures (e.g. system availability), (xxxi) technical support incident measures, and (xxxii) total stockholder return.  Any criteria used may be (i) measured in absolute terms, (ii) measured in terms of growth, (iii) compared to another company or companies, (iv) measured against the market as a whole and/or according to applicable market indices, (v) measured against the performance of the Company as a whole or a segment of the Company and/or (vi) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.   In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. The Administrator will appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.  In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(c)           Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.  Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

(d)           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e)           Determination of Amounts Earned.  In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

12.           Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and, except as otherwise determined in the sole discretion of the Administrator, each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  Except as otherwise determined in the sole discretion of the Administrator, to the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

13.           Leaves of Absence.  Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.           Transferability.

(a)           Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that if the Administrator makes an Award transferable, such Award may only be transferred without compensation.

(b)           Prohibition Against an Award Transfer Program.  Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or successor corporation or a Parent or Subsidiary of the acquiring or successor corporation (the “Successor Corporation”) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

Notwithstanding the foregoing paragraph, in the event that the Successor Corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock not assumed or substituted for will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units not assumed or substituted for, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals or other performance criteria will not be considered assumed if the Company or its successor modifies any of such Performance Goals or other performance criteria without the Participant’s consent; provided, however, a modification to such Performance Goals or other performance criteria only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

16.           Tax Withholding

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.           No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.           Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.           Term of Plan.  Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.           Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Taleo Corporation

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
11:00 p.m., Eastern Time, on May 27, 2009.
Vote by Internet • Log on to the Internet and go to www.investorvote.com/TLEO • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
  States, Canada & Puerto Rico any time on a touch tone
  telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold	+

01 - Gary Bloom	☐	☐	02 - Greg Santora	☐	☐

*To serve as Class I Directors for a term of three years or until their respective successors have been duly elected and qualified, except as noted.

	For	Against	Abstain
2. Proposal to approve the adoption of the 2009 Equity Incentive Plan and the number of shares reserved for issuance thereunder.	☐	☐	☐

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: This proxy card should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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Proxy — Taleo Corporation

ANNUAL MEETING OF STOCKHOLDERS, MAY 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF TALEO CORPORATION

The undersigned stockholder of Taleo Corporation (“Taleo”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated May 6, 2009, and, revoking all prior proxies, hereby appoints Michael Gregoire and Katy Murray, or either of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Taleo to be held on May 28, 2009 at 3:00 p.m., Pacific time, at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568 and at any adjournment or postponement thereof, and to vote all shares of Class A common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposal 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.